Exhibit 4.2

                      TRIARC CONSUMER PRODUCTS GROUP, LLC,
                         TRIARC BEVERAGE HOLDINGS CORP.,
                                   AS ISSUERS,

                     THE SUBSIDIARY GUARANTORS PARTY HERETO

                                       AND

                              THE BANK OF NEW YORK,
                                   AS TRUSTEE

                                 --------------

                                    INDENTURE

                          DATED AS OF FEBRUARY 25, 1999
                                 --------------

                   10-1/4% SENIOR SUBORDINATED NOTES DUE 2009




                                TABLE OF CONTENTS
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                                    ARTICLE 1
            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01.  Definitions................................................
SECTION 1.02.  Other Definitions..........................................
SECTION 1.03.  Rules of Construction......................................
SECTION 1.04.  Incorporation by Reference of TIA..........................
SECTION 1.05.  Conflict with TIA..........................................
SECTION 1.06.  Compliance Certificates and Opinions.......................
SECTION 1.07.  Form of Documents Delivered to Trustee.....................
SECTION 1.08.  Acts of Noteholders; Record Dates..........................
SECTION 1.09.  Notices, Etc., to Trustee and Issuers......................
SECTION 1.10.  Notices to Holders; Waivers................................
SECTION 1.11.  Effect of Headings and Table of Contents...................
SECTION 1.12.  Successors and Assigns.....................................
SECTION 1.13.  Separability Clause........................................
SECTION 1.14.  Benefits of Indenture......................................
SECTION 1.15.  Governing Law..............................................
SECTION 1.16.  Legal Holidays.............................................
SECTION 1.17.  No Personal Liability of Directors, Officers, Employees,
               Incorporators and Stockholders.............................
SECTION 1.18.  Exhibits and Schedules.....................................
SECTION 1.19.  Counterparts...............................................

                                    ARTICLE 2
                                   NOTE FORMS

SECTION 2.01.  Forms Generally............................................
SECTION 2.02.  Form of Trustee' Certificate of Authentication.............
SECTION 2.03.  Restrictive Legends........................................

                                    ARTICLE 3
                                    THE NOTES

SECTION 3.01.  Title and Terms............................................
SECTION 3.02.  Denominations..............................................
SECTION 3.03.  Execution, Authentication and Delivery and Dating..........
SECTION 3.04.  Temporary Notes............................................
SECTION 3.05.  Registration, Registration of Transfer and Exchange........
SECTION 3.06.  Mutilated, Destroyed, Lost and Stolen Notes................
SECTION 3.07.  Payment of Interest Rights Preserved.......................
SECTION 3.08.  Persons Deemed Owners......................................
SECTION 3.09.  Cancellation...............................................
SECTION 3.10.  Computation of Interest....................................
SECTION 3.11.  Payment of Additional Amounts..............................
SECTION 3.12.  CUSIP Numbers..............................................
SECTION 3.13.  Book-entry Provisions for Global Notes.....................
SECTION 3.14.  Transfer Provisions........................................

                                    ARTICLE 4
                                    COVENANTS

SECTION 4.01.  Payment of Principal, Premium and Interest.................
SECTION 4.02.  Maintenance of Office or Agency............................
SECTION 4.03.  Money for Payments to Be Held in Trust.....................
SECTION 4.04.  SEC Reports................................................
SECTION 4.05.  Certificates to Trustee....................................
SECTION 4.06.  Limitation on Indebtedness.................................
SECTION 4.07.  Limitation on Restricted Payments..........................
SECTION 4.08.  Limitation on Restrictions on Distributions from Restricted
               Subsidiaries...............................................
SECTION 4.09.  Limitation on Sales of Assets and Subsidiary Stock.........
SECTION 4.10.  Limitation on Affiliate Transactions.......................
SECTION 4.11.  Limitation on Liens........................................
SECTION 4.12.  Limitation on Senior Subordinated Indebtedness.............
SECTION 4.13.  Repurchase of Notes upon a Change in Control...............
SECTION 4.14.  Limitation on the Sale or Issuance of Capital Stock of
               Restricted Subsidiaries....................................
SECTION 4.15.  Existence..................................................
SECTION 4.16.  Payment of Taxes and Other Claims..........................
SECTION 4.17.  Maintenance of Properties and Insurance....................
SECTION 4.18.  Additional Subsidiary Guarantees...........................

                                    ARTICLE 5
                     CONSOLIDATION, MERGER OR SALE OF ASSETS

SECTION 5.01.  Consolidation, Merger or Sale of Assets by the Company.....
SECTION 5.02.  Successor Company Substituted..............................
SECTION 5.03.  Consolidation, Merger or Sale of Assets by a Material
               Subsidiary Obligor.........................................
SECTION 5.04.  Opinion of Counsel to Trustee..............................

                                    ARTICLE 6
                                    REMEDIES

SECTION 6.01.  Events of Default..........................................
SECTION 6.02.  Acceleration...............................................
SECTION 6.03.  Other Remedies.............................................
SECTION 6.04.  Waiver of Past Defaults....................................
SECTION 6.05.  Control by Majority........................................
SECTION 6.06.  Limitation on Suits........................................
SECTION 6.07.  Rights of Holders to Receive Payment.......................
SECTION 6.08.  Collection Suit by Trustee.................................
SECTION 6.09.  Trustee May File Proofs of Claim...........................
SECTION 6.10.  Priorities.................................................
SECTION 6.11.  Undertaking for Costs......................................
SECTION 6.12.  Restoration of Rights and Remedies.........................
SECTION 6.13.  Rights and Remedies Cumulative.............................
SECTION 6.14.  Waiver of Stay, Extension or Usury Laws....................

                                    ARTICLE 7
                                   THE TRUSTEE

SECTION 7.01.  Certain Duties and Responsibilities........................
SECTION 7.02.  Notice of Defaults.........................................
SECTION 7.03.  Certain Rights of Trustees.................................
SECTION 7.04.  Not Responsible for Recitals or Issuance of Notes..........
SECTION 7.05.  Trustee's Disclaimer.......................................
SECTION 7.06.  May Hold Notes.............................................
SECTION 7.07.  Money Held in Trust........................................
SECTION 7.08.  Compensation and Reimbursement.............................
SECTION 7.09.  Conflicting Interests......................................
SECTION 7.10.  Corporate Trustee Required; Eligibility....................
SECTION 7.11.  Resignation and Removal; Appointment of Successor..........
SECTION 7.12.  Acceptance of Appointment by Successor.....................
SECTION 7.13.  Merger, Conversion, Consolidation or Succession to
               Business...................................................
SECTION 7.14.  Preferential Collection of Claims Against the Issuers......
SECTION 7.15.  Appointment of Authenticating Agent........................

                                    ARTICLE 8
              HOLDERS' LIST AND REPORTS BY TRUSTEE AND THE ISSUERS

SECTION 8.01.  The Issuers to Furnish Trustee Names and Addresses of
               Holders....................................................
SECTION 8.02.  Preservation of Information; Communications to Holders.....
SECTION 8.03.  Reports by Trustee.........................................

                                    ARTICLE 9
                         AMENDMENT, SUPPLEMENT OR WAIVER

SECTION 9.01.  Without Consent of the Holders.............................
SECTION 9.02.  With Consent of Holders....................................
SECTION 9.03.  Execution of Amendments, Supplements or Waivers............
SECTION 9.04.  Revocation and Effect of Consents..........................
SECTION 9.05.  Conformity with TIA........................................
SECTION 9.06.  Notation on or Exchange of Notes...........................

                                   ARTICLE 10
                               REDEMPTION OF NOTES

SECTION 10.01.  Right of Redemption.......................................
SECTION 10.02.  Applicability of Article..................................
SECTION 10.03.  Election to Redeem; Notice to Trustee.....................
SECTION 10.04.  Selection by Trustee of Notes to Be Redeemed..............
SECTION 10.05.  Notice of Redemption......................................
SECTION 10.06.  Deposit of Redemption Price...............................
SECTION 10.07.  Notes Payable on Redemption Date..........................
SECTION 10.08.  Notes Redeemed in Part....................................

                                   ARTICLE 11
                           SATISFACTION AND DISCHARGE

SECTION 11.01.  Satisfaction and Discharges of Indenture..................
SECTION 11.02.  Application of Trust Money................................

                                   ARTICLE 12
                       DEFEASANCE AND COVENANT DEFEASANCE

SECTION 12.01.  Option of the Issuers to Effect Defeasance or Covenant
                Defeasance................................................
SECTION 12.02.  Legal Defeasance and Discharge............................
SECTION 12.03.  Covenant Defeasance.......................................
SECTION 12.04.  Conditions to Legal or Covenant Defeasance................
SECTION 12.05.  Deposited Money and Government Securities to Be Held
                in Trust; Other Miscellaneous Provisions..................
SECTION 12.06.  Repayment to Issuers......................................
SECTION 12.07.  Reinstatement.............................................

                                   ARTICLE 13
                              SUBSIDIARY GUARANTEES

SECTION 13.01.  The Guarantees............................................
SECTION 13.02.  Guaranty Unconditional....................................
SECTION 13.03.  Discharge; Reinstatement..................................
SECTION 13.04.  Waiver by the Subsidiary Guarantors.......................
SECTION 13.05.  Subrogation and Contribution..............................
SECTION 13.06.  Stay of Acceleration......................................
SECTION 13.07.  Subordination.............................................
SECTION 13.08.  Limits of Guarantees......................................
SECTION 13.09.  Execution and Delivery of Note Guarantee..................

                                   ARTICLE 14
                                  SUBORDINATION

SECTION 14.01.  Agreement to Subordinate..................................
SECTION 14.02.  Liquidation; Dissolution; Bankruptcy......................
SECTION 14.03.  Default on Designated Senior Indebtedness.................
SECTION 14.04.  When Distributions Must Be Paid Over......................
SECTION 14.05.  Notice....................................................
SECTION 14.06.  Subrogation...............................................
SECTION 14.07.  Relative Rights...........................................
SECTION 14.08.  The Issuers, Subsidiary Guarantors and Holders May Not
                Impair Subordination......................................
SECTION 14.09.  Distribution or Notice to Representative..................
SECTION 14.10.  Rights of Trustee and Paying Agent........................
SECTION 14.11.  Authorization to Effect Subordination.....................
SECTION 14.12.  Payment...................................................


EXHIBIT A - Form of Note
EXHIBIT B - Form of Supplemental Indenture
EXHIBIT C - Form of Certificate of Beneficial Ownership EXHIBIT D - Form of Regulation S Certificate EXHIBIT E - Form of Accredited Investor Certificate


        INDENTURE, dated as of February 25, 1999 (as amended, supplemented or otherwise modified from time to time, the "Indenture"), among TRIARC CONSUMER PRODUCTS GROUP, LLC, a Delaware limited liability company (as further defined below, the "Company"), TRIARC BEVERAGE HOLDINGS CORP., a Delaware corporation (as further defined below, "Triarc Beverage", and together with the Company, the "Issuers), the Subsidiary Guarantors party hereto and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

                             RECITALS OF THE COMPANY

        The Issuers and the Subsidiary Guarantors have duly authorized the execution and delivery of this Indenture to provide for the issuance of (i) initially, $300,000,000 aggregate principal amount of 10-1/4% Senior Subordinated Notes due 2009 of the Issuers (the "Initial Notes" and, together with any Exchange Notes issued in respect thereof, the "Original Notes") and
(ii) if and when issued, additional 10-1/4% Senior Subordinated Notes due 2009 of the Issuers (the "Initial Additional Notes" and, together with any Exchange Notes issued in respect thereof, the "Additional Notes") issuable as provided in this Indenture, in each case, guaranteed to the extent provided herein and in the Notes by the Subsidiary Guarantors. All things necessary to make the Original Notes, when duly issued, executed and delivered by the Issuers and authenticated and delivered by the Trustee hereunder, the valid obligation of the Issuers, and to make this Indenture a valid agreement of the Issuers and the Subsidiary Guarantors as of the date hereof, in accordance with the terms of the Original Notes and this Indenture, have been done.

        NOW, THEREFORE, THIS INDENTURE WITNESSETH:

        For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and ratable benefit of all Holders, as follows:


                                    ARTICLE 1
            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

        SECTION 1.01.  Definitions.

        "Additional Amounts" means additional interest owed to the Holders pursuant to a Registration Rights Agreement.

        "Additional Assets" means (i) any property, plant or equipment, other tangible assets or intangible assets (if such assets are trademarks or intellectual property used in connection with a brand), in each case used in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clauses (ii) or (iii) above is primarily engaged in a Related Business.

        "Additional Notes" means any notes issued under this Indenture in addition to the Original Notes, including any Exchange Notes issued in exchange therefor.

        "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Arby's" means Arby's, Inc., and its successors.

        "Arby's Securitization Assets" means all right, title and interest to the trademarks "Arby's," "T.J. Cinnamon's" and/or "Pasta Connection" or any variations or successors thereto and the goodwill related to such trademarks, all existing and future franchise, licensing and other rights to grant to any Persons the right to use the names "Arby's," "T.J. Cinnamon's" and/or "Pasta Connection" or operate restaurants identified with the names "Arby's," "T.J. Cinnamon's" and/or "Pasta Connection" the right to enforce and take all other actions with respect to such agreements and collect and receive all royalties, fees and other amounts payable under such agreements, and all other assets of Arby's and its Subsidiaries reasonably related to any of the foregoing.

        "Arby's Securitization Entity" means any newly created Unrestricted Subsidiary of the Company formed for the sole purpose of consummating the Permitted Arby's Securitization.

        "Arby's   Securitization   Notes"   means   the   notes,   certificates,
participation   interests  or  other  securities  to  be  issued  by  an  Arby's
Securitization Entity in connection with the Permitted Arby's Securitization.

        "Arby's Securitization Residual Note" means a subordinated promissory note payable by an Arby's Securitization Entity to Arby's in connection with the Permitted Arby's Securitization.

        "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "Disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (ii) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or (iii) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of (i), (ii) and (iii) above, (A) a disposition to the Company or a Restricted Subsidiary, (B) a disposition that constitutes a Restricted Payment permitted by Section 4.07 or a Permitted Investment, (C) sales or other dispositions for consideration at least equal to the fair market value of the assets sold or disposed of (as determined in good faith by the Board of Directors), to the extent that the consideration received consists of property or assets that are to be used in a Related Business or the Capital Stock of a Person engaged in a Related Business if such Person becomes, or is merged or consolidated into, a Restricted Subsidiary as a result of such receipt of Capital Stock, (D) a Permitted Arby's Securitization, (E) a disposition covered by and permitted under Article 5, (F) the sale or discount of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (G) a disposition of Capital Stock of an Unrestricted Subsidiary, (H) a disposition of an Investment in any Person made on or after the Closing Date that was not a Permitted Investment when made,
(I) disposals or replacements of obsolete or worn equipment in the ordinary course of business, (J) a disposition of assets (including Capital Stock) in a transaction or series of related transactions with a fair market value of less than $1,000,000 and (K) the sale of Capital Stock of the Company or any of its Restricted Subsidiaries to employees, managers, directors and consultants of the Company and its Restricted Subsidiaries pursuant to plans approved by the Board of Directors; provided that the net proceeds thereof, if any, are applied pursuant to the provisions of Section 4.09.

        "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

        "Authentication Agent" means any Person authorized by the Trustee pursuant to Section 7.15 to act on behalf of the Trustee to authenticate Notes of one or more series.

        "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

        "Banks" means the lenders under the Credit Agreement.

        "Bank Indebtedness" means all Obligations and all other obligations (monetary or otherwise) pursuant to the Credit Agreement (including, without limitation, all interest accruing on or after, or which would accrue but for, the filing of any petition in bankruptcy or for reorganization, whether or not allowed thereby).

        "Board of Directors" means, with respect to any Person, the board of directors or board of managers of such Person or any committee thereof duly authorized to act on behalf of such board. Unless the context otherwise requires, "Board of Directors" refers to the Board of Directors of the Company.

        "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee. Unless the context otherwise requires, "Board Resolution" refers to a Board Resolution of the Company.

        "Business Acquisition" means (i) an Investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of the assets of such Person or of any division, brand or line of business of such Person.

        "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized by law to close.

        "Business Disposition" means any sale, transfer or other disposition (including by way of merger or consolidation) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiary of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary or (ii) all or substantially all of the assets of any Restricted Subsidiary or of any division, brand or line of business of the Company or any of its Restricted Subsidiaries.

        "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

        "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation, membership interests or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

        "Cedel" means Cedel Bank, societe anonyme.

        "Change of Control" means the occurrence of any of the following events:
(i) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company or Triarc Parent; provided, however, that the Permitted Holders beneficially own (as defined in this clause (i)), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company or Triarc Parent than such other person or group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company or Triarc Parent; (ii) individuals who on the Closing Date constituted the Board of Directors of Triarc Parent, the Company or Triarc Beverage (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of such Person was approved by a vote of a majority of the directors of such Person then still in office who were either directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; (iii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iv) the merger or consolidation of the Company or Triarc Parent with or into another Person or the merger of another Person with or into the Company or Triarc Parent, or the sale of all or substantially all the assets of the Company or Triarc Parent to another Person (other than a Person that is directly or indirectly controlled by one or more Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company or Triarc Parent that are outstanding immediately prior to such transaction are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent immediately after such transaction, at least a majority of the aggregate voting power of the voting Stock of the surviving Person or transferee; or (v) any "person" or "group" (within the meaning of Section 13(d) and 14(d) of the Exchange Act) other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in clause (i) above), directly or indirectly, of both (A) 25% or more of the total voting power of all classes of capital stock then outstanding of Triarc Beverage normally entitled to vote in elections of directors ("Triarc Beverage Voting Stock") or 40% or more of the economic interest in Triarc Beverage held by holders of Capital Stock thereof ("Triarc Beverage Economic Interest") and (B) a greater percentage of the Triarc Beverage Voting Stock or Triarc Beverage Economic Interest than is then beneficially owned, directly or indirectly, in the aggregate by the Company and the Permitted Holders.

        "Closing Date" means the date on which the Initial Notes are originally issued.

        "Closing Dividend" means a cash dividend by the Company to Triarc Parent on the Closing Date (and/or on a later date as provided in clauses (i) and (iii) below) consisting of: (i) the net proceeds from the offering of the Notes and the borrowings of term loans under the Credit Agreement made on the Closing Date (to the extent such proceeds exceed the amount necessary to repay all amounts outstanding under Triarc Beverage's existing credit agreement and RC/Arby's existing notes, to fund the purchase price for the acquisition of a Snapple distributor and the assets of a Stewart's distributors and to pay related fees and expenses); provided that all or a portion of the excess proceeds of term loan borrowings may also be dividended to Triarc Parent within thirty-five days after the Closing Date; (ii) any amount contributed by Triarc Parent to fund the purchase price for the acquisition of a Snapple distributor and the assets of a Stewart's distributor, if such purchase occurred prior to the Closing Date; and
(iii) all cash and cash equivalents of the Company and its Subsidiaries (other than RC/Arby's and its Subsidiaries) as of the Closing Date, determined on a consolidated basis, to the extent such cash and cash equivalents exceed $2 million in the aggregate (and all cash and cash equivalents of RC/Arby's and its Subsidiaries as of the Closing Date, determined on a consolidated basis, to be paid on the date of the redemption of RC/Arby's existing notes).

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Common Stock" means, with respect to any Person, any and all shares of such Person's Capital Stock (excluding Preferred Stock of such Person), including, without limitation, all series and classes of such common stock.

        "Company" means Triarc Consumer Products Group, LLC, a Delaware limited liability company, and any successor in interest thereto.

        "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which reports have been filed or provided to the Trustee pursuant to Section
4.04 to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that

            (A) if the Company or any Restricted Subsidiary has incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,

            (B) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period,

            (C) if  since  the  beginning  of such  period  the  Company  or any
        Restricted Subsidiary shall have made any Business Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Business Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Business Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale),

            (D) if  since  the  beginning  of such  period  the  Company  or any
        Restricted Subsidiary (by merger or otherwise) shall have made a Business Acquisition, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including (x) pro forma effect to the Incurrence of any Indebtedness and (y) pro forma effect to cost savings resulting from such Business Acquisition (regardless of whether such cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the SEC or any other regulation or policy of the SEC) that the Company reasonably determines are probable based upon specifically identified actions that it has determined to take (net of any reduction in EBITDA as a result of such cost savings that the Company reasonably determines are probable); provided that the Company's chief financial officer shall have certified in an Officer's Certificate delivered to the Trustee the specific actions to be taken, the cost savings to be achieved from each such action, that such savings have reasonably been determined to be probable, and the amount, if any, of any reduction in EBITDA as a result thereof reasonably determined to be probable, and such certificate shall be accompanied by a Board Resolution specifically approving such cost savings and authorizing such certification to be delivered to the Trustee (such cost savings, as certified to the Trustee, the "Net Cost Savings") as if such Business Acquisition occurred on the first day of such period,

            (E) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Business Acquisition or Business Disposition that would have required an adjustment pursuant to clause (C) or (D) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including any Net Cost Savings in connection with any such Business Acquisition) as if such Business Acquisition or Business Disposition occurred on the first day of such period and

            (F) if since the beginning of such period any Person was  designated as an Unrestricted Subsidiary or redesignated as a Restricted Subsidiary, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such designation or redesignation occurred on the first day of such period.

        For purposes of this  definition,  to the extent that clause (C), (D) or
(E) require that pro forma effect be given to a Business Acquisition or Business Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the date of determination of the Person, or division, brand or line of business of the Person, that is acquired or disposed for which financial information is available. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

        "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication, (i) interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction, (ii) amortization of debt discount and debt issuance cost but excluding amortization of deferred financing charges incurred in respect of the Notes and the Credit Agreement on or prior to the Closing Date), (iii) capitalized interest, (iv) non-cash interest expenses, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees), and (vii) the product of (a) dividends in respect of all Preferred Stock of any Restricted Subsidiary that is not a Subsidiary Guarantor or an Issuer, and dividends in respect of all Disqualified Stock of the Company or any Restricted Subsidiary, in each case held by Persons other than the Company or a Wholly Owned Subsidiary (other than dividend payments paid in Capital Stock that is not Disqualified Stock) times
(b) a fraction, the numerator of which is 1 and the denominator of which is 1 minus the then current combined federal, state and local statutory tax rate of such Person expressed as a decimal. Consolidated Interest Expense shall also include, without duplication, interest expense with respect to Capital Stock issued under the Triarc Beverage 1997 Stock Option Plan as provided in the definition of "Indebtedness."

        Notwithstanding the foregoing, Consolidated Interest Expense shall exclude any amount of such interest or dividends of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Consolidated Net Income pursuant to clause
(iii) of the definition thereof).

        "Consolidated Leverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries (net of (x) net cash proceeds from the initial public offering of the Company, to the extent not otherwise used by the Company as of such date of determination (other than to invest in cash equivalents) and (y) cash and cash equivalents on hand as of such date in the ordinary course of business) to (ii) EBITDA for the most recent four consecutive fiscal quarters ending prior to the date of such determination for which reports have been filed pursuant to Section 4.04 (the "Reference Period"); provided, however, that

                  (A) if the Company or any  Restricted  Subsidiary has incurred or will incur any Indebtedness or will repay, defease or discharge any Indebtedness on the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio, the aggregate amount of Indebtedness as of such date of determination shall be calculated on a pro forma basis giving effect to such Incurrence of Indebtedness and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness or the initial public offering of the Company as if such discharge had occurred on the first day of such period,

                  (B) if since the  beginning  of such period the Company or any
               Restricted Subsidiary shall have made any Business Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Business Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period,

                  (C) if since the  beginning  of such period the Company or any
               Restricted Subsidiary (by merger or otherwise) shall have made a Business Acquisition, the aggregate amount of Indebtedness shall be calculated on a pro forma basis giving effect to any Incurrence of Indebtedness as a result thereof and EBITDA for such period shall be calculated after giving pro forma effect thereto (including pro forma effect to (x) the Incurrence of any Indebtedness and (y) Net Cost Savings) as if such Business Acquisition occurred on the first day of such period,

                  (D) if since the  beginning  of such  period any Person  (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Business Acquisition or Business Disposition that would have required an adjustment pursuant to clause (B) or (C) above if made by the Company or a Restricted Subsidiary during such period, EBITDA for such period shall be calculated after giving pro forma effect thereto (including any Net Cost Savings in connection with any such Business Acquisition) as if such Business Acquisition or Business Disposition occurred on the first day of such period and

                  (E) if since the  beginning  of such  period  any  Person  was designated as an Unrestricted Subsidiary or redesignated as a Restricted Subsidiary, EBITDA for such period shall be calculated after giving pro forma effect thereto as if such designation or redesignation occurred on the first day of such period.

        For purposes of this  definition,  to the extent that clause (B), (C) or
(D) require that pro forma effect be given to a Business Acquisition or Business Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the date of determination of the Person, or division, brand or line of business of the Person, that is acquired or disposed for which financial information is available. The aggregate amount of
Indebtedness outstanding at such date of determination shall be deemed to include the average amount of funds outstanding during such Reference Period under any revolving credit or similar facilities of the Company or its Restricted Subsidiaries (in lieu of the actual amount outstanding thereunder as of the date of determination).

        "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

                   (i) any net income of any person  (other than the Company) if such Person is not a Restricted Subsidiary, except that subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below),

                  (ii) any net income (or loss) of any  Person  acquired  by the
               Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition,

                 (iii)  the  net  income  (but  not  loss)  of  any   Restricted
               Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not permitted at such time of determination by its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary (other than any restriction under the Credit Agreement),

                  (iv) any gain or loss (on an after-tax  basis)  realized  upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss (on an after-tax basis) realized upon the sale or other disposition of any Capital Stock of any Person,

                   (v)  any net after-tax extraordinary gains or losses and

                  (vi)  the   cumulative   effect  of  a  change  in  accounting
               principles.

        Notwithstanding the foregoing, for purposes of Section 4.07 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 4.07(a)(iii)(C) or (D) thereof.

        "Consolidated Total Assets" means, as of any date of determination, the total assets of the Foreign Restricted Subsidiaries of the Company, on a consolidated basis, included in the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the most recent date for which such a balance sheet has been filed or delivered to the Trustee pursuant to Section
4.04 (and, in the case of any determination relating to any Incurrence of Indebtedness, on a pro forma basis including any property or assets being acquired in connection therewith).

        "Corporate Trust Office" means the principal office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office on the Closing Date is located at 101 Barclay Street, Floor 21 West, New York, New York 10286.

        "Credit Agreement" means the Credit Agreement to be entered into on the Closing Date by and among, the Company and/or certain of its Subsidiaries, the financial institutions party thereto from time to time, the Administrative Agent party thereto, DLJ Capital Funding, Inc., as Syndication Agent, and Morgan Stanley Senior Funding, Inc., as Documentation Agent, together with the related documents thereto (including, without limitation, the term loans, revolving loans and swingline loans thereunder, the letters of credit issued pursuant thereto and any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions)  from  time  to  time,  and any  agreement  (and  related  document)
governing Indebtedness incurred to Refinance, in whole or in part, the borrowings, letters of credit, commitments and other Obligations then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

        "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Depositary" means The Depository Trust Company, its nominees and successors.

        "Designated Senior Indebtedness" means, with respect to any Person, (i) the Bank Indebtedness and (ii) any other Senior Indebtedness of the referent Person which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated by the referent Person in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock or (iii) is mandatorily redeemable or must be purchased, upon the occurrence of certain events or otherwise, in whole or in part, in each case on or prior to the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if (x) the "asset sale" or "change of control" provisions applicable to such Capital Stock cannot become operative in any circumstance that does not trigger the provisions of Section 4.09 or Section 4.13, as applicable and (y) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

        "Domestic Restricted Subsidiary" means, with respect to the Company, any Restricted Subsidiary of the Company (x) that was formed under the laws of the United States of America or any state, district or territory thereof or the District of Columbia or (y) 50% or more of the assets of which are located in the United States or any territory thereof.

        "EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net
Income: (a) all income tax expense of the Company and its consolidated Restricted Subsidiaries (other than income taxes (either positive or negative) attributable to extraordinary gains or losses or sales of assets that are excluded from the computation of Consolidated Net Income), (b) Consolidated Interest Expense, (c) depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period), (d) all other non-cash charges of the Company and its consolidated Restricted
Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period or amortization of a prepaid cash expense that was paid in a prior period), (e) expenses and charges of the Company relating to the Transactions which are paid, taken or otherwise accounted for within 180 days of the Closing Date, plus (f) nonrecurring charges (cash or otherwise) incurred in connection with any
Business Acquisition (but not otherwise), in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval of a third party (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary (other than pursuant to the Credit Agreement).

        "Euroclear"  means  Morgan   Guaranty   Trust  Company  of   New   York,
Brussels Office, as operator of the Euroclear System.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exchange Notes" means the debt securities of the Issuers issued pursuant to this Indenture in exchange for, and in an aggregate principal amount at maturity equal to, the Initial Notes or any Initial Additional Notes, in compliance with the terms of a Registration Rights Agreement and containing terms substantially identical to the Initial Notes or any Initial Additional Notes (except that (i) such Exchange Notes shall not contain terms with respect to transfer restrictions and shall be registered under the Securities Act, and
(ii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated).

        "Exchange Offer" means an offer by the Issuers to the Holders of the Initial Notes to exchange Outstanding Notes for Exchange Notes, as provided for in a Registration Rights Agreement.

        "Exchange Offer Registration Statement" means the Exchange Offer Registration Statement as defined in a Registration Rights Agreement.

        "Executive  Officer   Purchasers"  means  Nelson  Peltz,  the  Company's
chairman and chief executive officer and Peter W. May, the Company's president and chief operating officer.

        "Foreign Restricted Subsidiary" means any Restricted Subsidiary other than a Domestic Restricted Subsidiary.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

        "Guarantee" means, without duplication, any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

        "Hedging Obligations" of any Person means the net obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

        "Holder" or "Noteholders" means the Person in whose name a Note is registered on the Registrar's books.

        "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

        "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

                   (i) the  principal  in  respect of (A)  indebtedness  of such
               Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable,

                  (ii) all  Capital  Lease  Obligations  of such  Person and all
               Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person,

                 (iii) all  obligations  of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding take-or-pay agreements and trade accounts payable arising, in each case, in the ordinary course of business),

                  (iv) all obligations of such Person for the  reimbursement  of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit),

                   (v) the amount of all obligations of such Person with respect
               to  the  redemption,   repayment  or  other   repurchase  of  any
               Disqualified Stock or, with respect to any Subsidiary of such Person that is not a Subsidiary Guarantor or an Issuer, the liquidation preference with respect to, any Preferred Stock (but excluding, in each case, any accrued dividends),

                  (vi) all  obligations  of the type  referred to in clauses (i)
               through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee,

                 (vii) all  obligations  of the type  referred to in clauses (i)
               through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured and

                (viii) to the extent not otherwise  included in this definition,
               Hedging Obligations of such Person.

        Except as provided in clause (vii), the amount of indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, Capital Stock issued or issuable pursuant to the Triarc Beverage 1997 Stock Option Plan as such plan is in effect on the Closing Date (and as such plan may be amended, but not to change the financial terms thereof in any way that is materially less favorable to the Company and its Subsidiaries or the holders of the Notes) and any stock option plan of Arby's (provided that such plan (and any amendment thereto) is not materially less favorable to the Company and its Subsidiaries or to the Holders (including with respect to the percentage of shares of Arby's to be issued thereunder) than the Triarc Beverage 1997 Stock Option Plan as such plan is in effect on the Closing Date) shall not be considered Indebtedness (unless, as of the date of determination, the Company is required to purchase such stock pursuant to the put rights contained in such plan, is not prohibited by the terms of any Indebtedness from purchasing such stock and has not purchased it) but any interest thereon shall be included in the calculation of Consolidated Interest Expense.

        "Initial Additional Notes" means Additional Notes issued in an offering not registered under the Securities Act.

        "Initial Notes" means the Issuers' 10-1/4% Senior Subordinated Notes Due 2009, issued on the Closing Date (and any Notes issued in respect thereof pursuant to Section 3.04, 3.05, 3.06, 3.13, 3.14 or 10.08), but not including any Exchange Notes issued in exchange therefor.

        "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

        "Interest Payment Date" means, when used with respect to any Note and any installment of interest thereon, the date specified in such Note as the fixed date on which such installment of interest is due and payable, as set forth in such Note.

        "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

        "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement but only when payment has been made thereunder or such arrangement would be classified and accounted for as a liability upon a balance sheet of the Person extending such credit prepared in accordance with GAAP) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the fair market value of the Capital Stock (or any other Investment) held by the Company or any of its Restricted
Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary, including without limitation by reason of a transaction permitted by
Section 4.14(d). For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and Section 4.07, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted
Subsidiary  and  (ii)  any  property  transferred  to or  from  an  Unrestricted
Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

        "Issuer   Request,"   "Issuer   Order"  and   "Issuer   Consent"   mean,
respectively, a written request, order or consent signed in the name of the Issuers by an Officer of each Issuer.

        "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

        "Liquid Securities" means securities (i) of an issuer that is not an Affiliate of the Company, (ii) that are publicly traded on the New York Stock Exchange, the American Stock Exchange, or the NASDAQ National Market and (iii) as to which the Company or the Restricted Subsidiary holding such securities is not subject to any restrictions on sale or transfer (including any volume restrictions under Rule 144 under the Securities Act or any other restrictions imposed by the Securities Act) or as to which a registration statement under the Securities Act covering the resale thereof is in effect for as long as the securities are held; provided that securities meeting the requirements of clauses (i), (ii) and (iii) above shall be treated as Liquid Securities from the date of receipt thereof until and only until the earlier of (x) the date on which such securities are sold or exchanged for cash or Temporary Cash Investments and (y) 90 days following the date of receipt of such securities. If such securities are not sold or exchanged for cash or Temporary Cash Investments within 90 days of receipt thereof, for purposes of determining whether the transaction pursuant to which the Company or a Restricted Subsidiary received the securities was in compliance with Section 4.09, such securities shall be deemed not to have been Liquid Securities at any time.

        "Management Agreement" means the management services agreement(s) between Triarc Parent and the Company and/or its Subsidiaries for the provision of management and other services by Triarc Parent as in effect on, or entered into on, the Closing Date, and as such agreement may be amended from time to time to, among other things, add additional Subsidiaries as parties thereto (but not to change the financial terms thereof in any way that is less favorable to the Company and its Subsidiaries).

        "Material Subsidiary Obligor" means (i) any Subsidiary Guarantor, Triarc Beverage and any other Subsidiary that is an Issuer (other than, in each case, any Subsidiary principally engaged in the Company's soft drink concentrates business segment) which, together with its consolidated Subsidiaries, had EBITDA for the period of the most recent four consecutive fiscal quarters of the Company ending prior to the date of such determination for which reports have been filed or provided to the Trustee pursuant to Section 4.04 equal to or more than 15% of the EBITDA of the Company and its Restricted Subsidiaries (including such Issuer or Subsidiary Guarantor) for such four fiscal quarters, in each case calculated on a pro forma basis giving effect to any Business Disposition (other than the disposition of such Subsidiary Guarantor), Business Acquisition, designation of a Restricted Subsidiary as an Unrestricted Subsidiary or redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary occurring since the beginning of such period and on or prior to the date of such determination.

        "Moody's" means Moody's Investors Service, Inc., and its successors.

        "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition,
(ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition and (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

        "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock and with respect to a Permitted Arby's Securitization, means the cash proceeds of such issuance, sale or transaction, net of attorneys, fees, accountants' fees, underwriters, or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance, sale or transaction and net of taxes paid or payable as a result thereof.

        "Non-Recourse Debt" means Indebtedness of any Person: (i) as to which neither the Company nor any of its Subsidiaries (a) provides credit support of any kind (including, without limitation, any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise); and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

        "Non-U.S. Person" means a Person who is not a U.S. person, as defined in Regulation S.

        "Notes" means the Initial Notes, any Additional Notes, and the Exchange Notes.

        "Obligations" means with respect to any Indebtedness all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness and, in the case of the Credit Agreement, any Hedging Obligations with respect thereto.

        "Officer" means, with respect to any Issuer, any Subsidiary Guarantor or any other obligor upon the Notes, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, the Secretary, the Treasurer, any Assistant Secretary or Assistant Treasurer or any Vice President of such Person.

        "Officer's Certificate" means, with respect to any Issuer or any other obligor upon the Notes, a certificate signed by an Officer of such Person.

        "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to any Issuer or the Trustee.

        "Original Notes" means the Initial Notes and any Exchange Notes issued in exchange therefor.

        "Outstanding" when used with respect to Notes means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

            (i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

            (ii) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes, provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made; and

            (iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture.

        A Note does not cease to be Outstanding because the Issuers or any Affiliate of the Issuers holds the Note, provided that in determining whether the Holders of the requisite amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Issuers or any Affiliate of the Issuers shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee's right to act with respect to such Notes and that the pledgee is not an Issuer or an Affiliate of such Issuer.

        "Paying Agent" means any Person authorized by the Issuers to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Issuers.

        "Permitted Arby's Dividend" means (i) a Permitted Arby's Securitization Residual Payment and (ii) a Permitted Arby's IPO Dividend; provided that, in each case, immediately after giving effect to such dividend of Capital Stock,
(x) RC/Arby's and its Subsidiaries (a) have no Indebtedness other than Non-Recourse Debt and (b) are not party to any arrangement with the Company or any of its Subsidiaries, including without limitation any arrangement to make payments in respect of service provided to RC/Arby's and its Subsidiaries under the Management Agreement, the Tax Sharing Agreement or any other agreement, unless the terms of such arrangement are on an arms-length basis, (y) neither the Company nor any of its Subsidiaries has any direct or indirect contractual obligations (i) with respect to any obligation of RC/Arby's and its Subsidiaries, including without limitation, any Guarantee thereof, (ii) to subscribe for additional Capital Stock of RC/Arby's or any of its Subsidiaries or (iii) to maintain or preserve the financial condition of RC/Arby's or any of its Subsidiaries or to cause any of them to achieve any specified levels of operating results and (z) RC/Arby's and its Subsidiaries shall jointly and severally indemnify the Company and its Subsidiaries from and against all losses, claims, damages and liabilities, including, without limitation, any tax, ERISA or environmental losses (collectively, "Losses") related to the actions or operations of RC/Arby's and its Subsidiaries (other than any losses related to the actions or operations of Royal Crown Company, Inc. and each of its Subsidiaries, the Capital Stock of which has been conveyed to the Company or any of its Subsidiaries), and the Company and its Subsidiaries shall jointly and severally indemnify RC/Arby's and its Subsidiaries from and against all losses related to the actions or operations of the Company and its Subsidiaries
(including Royal Crown Company, Inc. and each of its Subsidiaries, if the Capital Stock of such Person has been conveyed to the Company or any of its Subsidiaries).

        "Permitted Arby's IPO Dividend" means a distribution by the Company to Triarc Parent of all of the Capital Stock (but not assets) of RC/Arby's and any of its Subsidiaries (so long as each such Person has no assets other than Arby's Securitization Assets, the Net Cash Proceeds of any Permitted Arby's Securitization, any Arby's Securitization Residual Notes, the Capital Stock of any Arby's Securitization Entity and businesses related thereto and any other assets (other than cash and cash equivalents that do not constitute Net Cash
Proceeds of a Permitted Arby's Securitization) used in connection with any restaurant franchising business, and not used in connection with the beverage business, of the Company and its Restricted Subsidiaries); provided that, as a condition to such distribution:

               (i) no Default shall have occurred and be continuing;

               (ii) the Company shall have consummated an underwritten primary public offering of its Common Stock substantially concurrently with, but no later than, the date of such distribution; and

               (iii) immediately after giving effect to such transaction (including the distribution of RC/Arby's Capital Stock, the public offering described in clause (ii) and the use of proceeds therefrom), the Company would (A) be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.06(a) and (b) have a Consolidated Leverage Ratio no greater than 5.0 to 1.

        "Permitted Arby's Securitization" means the sale, transfer and assignment by Arby's and/or one or more of its Subsidiaries to one or more Arby's Securitization Entities of Arby's Securitization Assets to occur within nine months of the Closing Date, the issuance and sale by the Arby's
Securitization Entity of the Arby's Securitization Notes and the Arby's Securitization Residual Note and the right and obligations of Arby's and/or one or more of its Subsidiaries to provide certain servicing and other services with respect to such Arby's Securitization Assets and the Arby's Securitization Entity; provided that:

             (i) the Company receives Net Cash Proceeds from such sale by Arby's and/or one or more of the Subsidiaries of at least $300.0 million;

             (ii) the aggregate consideration received in such sale is at least equal to the aggregate fair market value of the assets sold, as determined by the Company's board of directors in good faith;

             (iii) the Company applies the Net Cash Proceeds from the first $350.0 million of gross proceeds of such sale to repay Senior Indebtedness of an Issuer or any Subsidiary Guarantor (and to correspondingly reduce any commitments therefor in the case of revolving credit indebtedness) and, if such proceeds exceed the amount of Senior Indebtedness outstanding, to offer to purchase the Notes and any other pari passu Indebtedness, on a pro rata basis (such offer to be on substantially the same terms and at the same price as an offer to purchase pursuant to Section 4.09); and

             (iv) (A) neither the Company nor any Restricted Subsidiary of the Company retains any obligation (contingent or otherwise) (x) with respect to the assets so sold, (y) for the indebtedness or other liabilities (contingent or otherwise) of any Arby's Securitization Entity purchasing such assets or (z) to subscribe for additional shares of Capital Stock or other Equity Interests or make any additional capital contribution or similar payment or transfer to any Arby's Securitization Entity or any other Person purchasing such assets or to maintain or preserve the solvency or any balance sheet term, financial condition, level of income or results of operations thereof and (B) no property of the Company or any Restricted Subsidiary of the Company is subject, directly or indirectly, to the satisfaction therefor (other than any such obligations or subjecting of property of Arby's or any Subsidiary of Arby's pursuant to customary representations, warranties and covenants made in connection with the sale of such assets and other than obligations to service such assets).

        "Permitted Arby's Securitization Residual Payment" means, in the event that the gross proceeds received by the Company from the Permitted Arby's Securitization exceeds $350.0 million, a distribution by the Company to Triarc Parent of all of the Capital Stock of RC/Arby's and any of its Subsidiaries (so long as each such Person has no assets other than Arby's Securitization Assets, the Net Cash Proceeds of the Permitted Arby's Securitization, any Arby's Securitization Residual Notes, the Capital Stock of any Arby's Securitization Entity and businesses related thereto (collectively, "Arby's Assets")); provided that the Capital Stock of any other subsidiary of RC/Arby's (but not any assets of such Person other than Arby's Assets) that has any obligations or liabilities, contingent or otherwise with respect to the assets transferred pursuant to such securitization are also distributed to Triarc Parent at such time.

        "Permitted Holders" means, collectively, Nelson Peltz, Peter W. May, DWG Acquisition Group, L.P., and/or their respective Affiliates (including members of their immediate families) and any trusts and estates of which any of them are primary beneficiaries and any entities of which any of them hold a majority of the equity securities.

        "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;
(iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(vi) loans or advances to employees or directors made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (viii) any Arby's Securitization Residual Note and any contribution of Arby's Securitization Assets to any Arby's Securitization Entity and (ix) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 4.09.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Place of Payment" means a city or any political subdivision thereof referred to in Article 3 and initially designated under Section 4.02.

        "Predecessor Notes" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such
particular   Note;  and,  for  the  purposes  of  this   definition,   any  Note
authenticated and delivered under Section 3.06 in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

        "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

        "Principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

        "QIB",   or   "Qualified   Institutional   Buyer"   means  a  "qualified
institutional buyer," as the term is defined in Rule 144A under the Securities Act.

        "Qualified Public Equity Offering" means an underwritten primary public offering of Common Stock of the Company or Triarc Parent (to the extent the proceeds are contributed to the Company as equity) pursuant to an effective registration statement under the Securities Act.

        "RC/Arby's" means RC/Arby's Corporation and its successors.

        "Redemption Date" when used with respect to any Note to be redeemed or purchased means the date fixed or such redemption or purchase by or pursuant to this Indenture and the Notes.

        "Redemption Price" when used with respect to any Note to be redeemed or purchased means the price at which it is to be redeemed or purchased pursuant to this Indenture and the Notes.

        "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Closing Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (i) such
Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided, further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that is not a Subsidiary Guarantor or an Issuer that Refinances Indebtedness of an Issuer or a Subsidiary Guarantor or (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

        "Registration Rights Agreement" means (i) the Registration Rights Agreement dated as of February 18, 1999 among the Issuers, the Guarantors party thereto and Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Wasserstein Perella Securities, Inc., as Placement Agents, as such agreement may be amended from time to time, and (ii) with respect to any Additional Notes, one or more registration rights agreements between the Issuers and the other parties thereto, as such agreement(s) may be amended from time to time, relating to rights given by the Issuers to the purchasers of Additional Notes to register or exchange such Additional Notes under the Securities Act.

        "Registration Statement" means the Registration Statement as defined in the Registration Rights Agreement.

        "Regular Record Date" for the interest payable on any Interest Payment Date means the date specified for that purpose in Section 3.01.

        "Regulation S" means Regulation S under the Securities Act.

        "Related Business" means the business of the Company and its Restricted Subsidiaries on the Closing Date and any business related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the Closing Date.

        "Representative" means any trustee, agent or representative (if any) for an issue of Senior Indebtedness of an Issuer or any Subsidiary Guarantor; provided that, with respect to the Credit Agreement as in effect on the Closing Date, "Representative" shall, for purposes of delivering a Blockage Notice, refer only to the "Administrative Agent" (as defined in the Credit Agreement) unless otherwise agreed in writing by all of the Banks party to the Credit Agreement.

        "Resale Restriction Termination Date" means, with respect to any Note, the date that is two years (or such other period as may hereafter be provided under Rule 144(k) under the Securities Act or any successor provision thereto as permitting the resale by non-affiliates of Restricted Securities without restriction) after the later of the original issue date in respect of such Note and the last date on which the Company or any Affiliate of the Company was the owner of such Note (or any Predecessor Note thereto).

        "Responsible Officer" when used with respect to the Trustee means any officer in the corporate trust department of the Trustee, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

        "Restricted Payment" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock in their capacity as such (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of an Issuer, any Affiliate of the Company or any Subsidiary Guarantor held by any Person (other than the Company or a Wholly Owned Subsidiary) or of any Capital Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor or an Issuer held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) the making of any Investment in any Person (other than a Permitted Investment).

        "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S which, in the case of the Initial Notes, ends April 7, 1999.

        "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to receive, at its request, and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

        "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

        "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person (other than pursuant to an operating lease).

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Senior Indebtedness" means, with respect to any Person on any date of determination, (i) the Bank Indebtedness, (ii) all other Indebtedness of such Person, whether outstanding on the Closing Date or thereafter Incurred, and
(iii) accrued and unpaid interest (including interest accruing on or after, or which would accrue but for, the filing of any petition in bankruptcy or for reorganization, whether or not allowed thereby in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable) unless, in each case, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are pari passu or subordinate in right of payment to the Notes; provided, however, that Senior Indebtedness shall not include (1) any obligation of an Issuer or Subsidiary Guarantor to any Affiliate of the Company, (2) any liability for Federal, state, local or other taxes owed or owing by such Person, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person or (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture; provided that Bank Indebtedness shall be deemed not to have been Incurred in violation of this Indenture if the Company shall (or shall be deemed to) have represented that the Incurrence thereof does not violate this Indenture.

        "Senior Subordinated Indebtedness" means the Notes, the Exchange Notes and the Subsidiary Guarantees and any other Indebtedness of the Issuers or the Subsidiary Guarantors that specifically provides that such Indebtedness is to rank pari passu with the Notes or the Subsidiary Guarantees, as applicable, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Issuers or the Subsidiary Guarantors, as applicable, which is not Senior Indebtedness.

        "Shelf Registration Statement" means the Shelf Registration Statement as defined in a Registration Rights Agreement.

        "Significant   Subsidiary"   means  any  Subsidiary   that  would  be  a
"Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

        "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

        "Subordinated Obligation" means any Indebtedness of an Issuer or a Subsidiary Guarantor (whether outstanding on the Closing Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect.

        "Subsidiary" means, with respect to any Person, any corporation, association, partnership, limited liability company, business or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

        "Subsidiary Guarantor" means (i) each Domestic Restricted Subsidiary of the Company (other than Triarc Beverage) in existence on the Closing Date (other than RC/Arby's and each Domestic Restricted Subsidiary of RC/Arby's), (ii) from and after the redemption of the existing RC/Arby's notes, RC/Arby's and each Domestic Restricted Subsidiary of RC/Arby's in existence on such redemption date and (iii) each Domestic Restricted Subsidiary that executes a supplemental indenture, in the form of Exhibit B hereto, providing for the Guarantee of the payment of the Notes, in each case until such time as such Subsidiary is released from its Subsidiary Guarantee as permitted by this Indenture.

        "Subsidiary Guaranty" means a Guaranty by a Subsidiary Guarantor of the Issuers' obligations with respect to the Notes.

        "Tax Sharing Agreement" means (i) the tax sharing agreement among the Company, certain of its Subsidiaries and Triarc Parent as in effect on the Closing Date and as such agreement may be amended from time to time to, among other things, add additional Subsidiaries as parties thereto (but not to change the financial terms thereof in any way that is less favorable to the Company and its Subsidiaries) and (ii) any other tax sharing agreement between Triarc Parent, the Company and/or any other Subsidiaries of the Company containing terms no less favorable to the Company and its Subsidiaries than the tax sharing agreement referred to in clause (i).

        "Temporary Cash Investments" means any of the following;

            (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof,

            (ii) investments in demand deposit accounts, time deposit accounts, certificates of deposit and money market deposits maturing within 365 days of the date of acquisition thereof issued by a commercial banking institution that is a lender under the Credit Agreement or a member of the Federal Reserve System and has a combined capital and surplus and undivided profits aggregating in excess of $500,000,000 (or the foreign currency equivalent thereof) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor,

            (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i), (ii) or
        (iv) entered into with a bank meeting the qualifications described in clause (ii) above,

            (iv) investments in commercial paper, maturing not more than nine months after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-l" (or higher) according to Moody's or "A-1" (or higher) according to S&P, and

             (v) investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "AA" by S&P or "Aa" by Moody's.

        "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. sections 77aaa-77bbbb) as in effect on the date of this Indenture.

        "Transactions" means the issuance and sale of the Notes and the closing of the Credit Agreement and the borrowings thereunder for the purpose of (i) repaying Triarc Beverage's existing credit agreement, (ii) redeeming RC/Arby's existing notes, (iii) paying the Closing Dividend and (iv) purchasing certain premium beverage distributors on or about the Closing Date.

        "Triarc Beverage" means Triarc Beverage Holdings Corp. and any Person who is the successor to Triarc Beverage Holdings Corp.

        "Triarc Beverage 1997 Stock Option Plan" means the 1997 Stock Option Plan of Triarc Beverage.

        "Triarc Parent" means Triarc Companies, Inc. and its successors.

        "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

        "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary (other than Triarc Beverage) unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that
(A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and, if such Guarantee is called upon or would be required to be classified and accounted for as a liability upon a balance sheet of the Company or any Restricted Subsidiary prepared in accordance with GAAP, an "Investment" by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation, (B) either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section
4.07 and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under Sections 4.06 and 4.07. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under 4.06(a) and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

        "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

        "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership or membership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

        "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares and other than Capital Stock issued to employees, directors, managers and consultants of such Subsidiary pursuant to plans approved by the Board of Directors of the Company or such Subsidiary) is owned by the Company or one or more Wholly Owned Subsidiaries.

        SECTION 1.02.  Other Definitions.


                                                        DEFINED
                 TERM                                 IN SECTION

Acceleration Notice                                       6.02
Act                                                       1.08
Affiliate Transaction                                     4.10
Agent Members                                             3.13
Authentication Order                                      3.03
Blockage Notice                                          14.03
Change of Control Offer                                   4.13
Change of Control Payment                                 4.13
Change of Control Payment Date                            4.13
Covenant Defeasance                                      12.03
Defaulted Interest                                        3.07
DTC                                                       2.03
Event of Default                                          6.01
Excess Proceeds                                           4.09
Excess Proceeds Offer                                     4.09
Excess Proceeds Payment                                   4.09
Executive Officer Legend                                  2.03
Executive Officer Notes                                   3.14
Expiration Date                                           1.08
Global Notes                                              2.01
Guaranteed Amount                                        13.01
Guaranteed Indebtedness                                   4.12
Legal Defeasance                                         12.02
Offshore Global Note                                      2.01
Offshore Note Exchange Date                               2.01
Offshore Physical Note                                    2.01
Pay the Notes                                            14.03
Payment Blockage Period                                  14.03
Permanent Offshore Global Note                            2.01
Permitted Indebtedness                                    4.06
Physical Notes                                            2.01
Place of Payment                                          3.01
Plan Participants                                         4.07
Private Placement Legend                                  2.03
Redemption Amount                                        10.01
Redemption date                                          13.01
Regular Record Date                                       3.01
Related Party Transaction                                 4.10
Secured Indebtedness                                      4.11
Successor Company                                         5.01
Temporary Offshore Global Note                            2.01
U.S. Global Note                                          2.01
U.S. Physical Notes                                       2.01


       SECTION 1.03. Rules of Construction. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

       (a) the terms defined in this Indenture have the meanings assigned to them in this Indenture;

       (b)   "or" is not exclusive;

       (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP and, unless expressly provided otherwise, all determinations and computations made pursuant to any provision hereof shall be made in accordance with GAAP;

       (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

       (e) all references to "$" or "dollars" shall refer to the lawful currency of the United States of America;

       (f) the words "include," "included" and "including" as used herein shall be deemed in each case to be followed by the phrase "without limitation," if not expressly followed by such phrase or the phrase "but not limited to";

       (g) words in the singular include the plural, and words in the plural include the singular; and

       (h) any reference to a Section or Article refers to such Section or Article of this Indenture unless otherwise indicated.

        SECTION 1.04. Incorporation by Reference of TIA. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. Any terms incorporated by reference in this Indenture that are defined by the TIA, defined by any TIA reference to another statute or defined by SEC rule under the TIA, have the meanings so assigned to them therein. The following TIA terms have the following meanings:

        "Indenture Securities" means the Notes.

        "Indenture Security Holder" means a Holder or Noteholders.

        "Indenture to be Qualified" means this Indenture.

        "Indenture Trustee" or "Institutional Trustee" means the Trustee.

        "Obligor" on the indenture securities means the Issuers, any Subsidiary Guarantor and any other obligor on the indenture securities.

        SECTION 1.05. Conflict with TIA. If any provision hereof limits, qualifies or conflicts with a provision of the TIA that is required under the TIA to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed (a) to apply to this Indenture as so modified or (b) to be excluded, as the case may be.

        SECTION 1.06. Compliance Certificates and Opinions. Upon any application or request by the Issuers or by any other obligor upon the Notes to the Trustee to take any action under any provision of this Indenture, the Issuers or such other obligor upon the Notes, as the case may be, shall furnish to the Trustee such certificates and opinions as may be required under the TIA. Each such certificate or opinion shall be given in the form of one or more Officer's Certificates, if to be given by an Officer, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the TIA and any other requirements set forth in this Indenture. Notwithstanding the foregoing, in the case of any such request or application as to which the furnishing of any Officer's Certificate or Opinion of Counsel is specifically required by any provision of this Indenture relating to such particular request or application, no additional certificate or opinion need be furnished.

        Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 4.05) shall include:

       (a) a statement that the individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

       (b) a brief  statement as to the nature and scope of the  examination  or
investigation   upon  which  the  statements  or  opinions   contained  in  such
certificate or opinion are based;

       (c) a statement that, in the opinion of such individual, he or she made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

       (d) a statement as to whether, in the opinion of such individual, such condition or covenant has been complied with.

        SECTION 1.07. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

        Any certificate or opinion of an Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers to the effect that the information with respect to such factual matters is in the possession of the Issuers, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

        Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

        SECTION 1.08. Acts of Noteholders; Record Dates. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuers. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Issuers and any other obligor upon the Notes, if made in the manner provided in this Section 1.08.

       (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership or other entity, on behalf of such corporation or partnership or other entity, such certificate or affidavit shall also constitute sufficient proof of such Person's authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

       (c) The ownership of Notes shall be proved by the Register.

       (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind the Holder of every
Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee, the Issuers or any other obligor upon the Notes in reliance thereon, whether or not notation of such action is made upon such Note.

       (e) (i) The Issuers may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders, provided that the Issuers may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in Section 1.08(e)(ii). If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date (or their duly designated proxies), and no other Holders, shall be entitled to take the relevant action, whether or not such Persons remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Issuers from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Issuers, at their own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 1.10.

             (ii) The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to join in the giving or making of (w) any Notice of Default, (x) any declaration of acceleration referred to in Section 6.02, (y) any request to institute proceedings referred to in Section 6.06(b) or (z) any direction referred to in Section 6.05, in each case with respect to Notes. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the expense of the Issuers, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Issuers in writing and to each Holder in the manner set forth in Section 1.10.

             (iii) With respect to any record date set pursuant to this Section 1.08, the party hereto that sets such record dates may designate any day as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Issuers or the Trustee, whichever such party is not setting a record date pursuant to this
Section  1.08(e)  in  writing,  and to each  Holder in the  manner  set forth in
Section 1.10, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

             (iv) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

        SECTION 1.09. Notices, Etc., to Trustee and Issuers. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

       (a) the Trustee by any Holder or by the Issuers or any other obligor upon the Notes shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at the Corporate Trust Office (telephone: (212) 815-5092; facsimile: (212) 815-5915), or at any other address furnished in writing to the Issuers by the Trustee, or

       (b) the Issuers by the Trustee or by any Holder shall be sufficient for every purpose hereunder if in writing and delivered in person or mailed, first-class postage prepaid, to the Issuers at c/o Triarc Companies, Inc., 280 Park Avenue, 41st Floor, New York, New York 10017, Attention: General Counsel (facsimile: (212) 451-3216), with copies to Paul, Weiss, Rifkind, Wharton & Garrison at 1285 Avenue of the Americas, New York, New York 10019, Attention:
Paul Ginsberg, Esq. (facsimile: (212) 757-3990), or at any other address previously furnished in writing to the Trustee by the Issuers.

        SECTION 1.10. Notices to Holders; Waivers. Where this Indenture provides for notice to Holders of any event, such notice shall be deemed to have been given upon the mailing by first class mail, postage prepaid, of such notices to Holders at their registered addresses as recorded in the Register, not later than the latest date, and not earlier than the earliest date, prescribed herein for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

        Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

        In case, by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail notice of any event as required by any provision of this Indenture, then such notification as shall be made with the approval of the Trustee (such approval not to be unreasonably withheld) shall constitute a sufficient notification for every purpose hereunder.

        SECTION 1.11. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

        SECTION 1.12. Successors and Assigns. All covenants and agreements in this Indenture by the Issuers shall bind their respective successors and assigns, whether so expressed or not.

        SECTION 1.13. Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        SECTION 1.14. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

        SECTION 1.15. Governing Law. THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE TRUSTEE, THE ISSUERS, THE SUBSIDIARY GUARANTORS, ANY OTHER OBLIGORS IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS, AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

        SECTION 1.16. Legal Holidays. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal and premium (if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity.

        SECTION 1.17. No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders. No director, manager, officer, employee, incorporator, member or stockholder of any Issuer or Subsidiary Guarantor, as such, shall have any liability for any obligations of such Issuer or Subsidiary Guarantor under the Notes, Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

        SECTION 1.18. Exhibits and Schedules. All exhibits and schedules attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

        SECTION 1.19. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counter-parts shall together constitute but one and the same instrument.



                                    ARTICLE 2
                                   NOTE FORMS

        SECTION 2.01. Forms Generally. The Notes and the Trustee's certificate of authentication relating thereto shall be in substantially the forms set forth, or referenced, in Exhibit A annexed hereto and in this Article 2. The Notes may have such appropriate insertions, omissions, substitutions, notations, legends, endorsements, identifications and other variations as are required or permitted by law, stock exchange rule or depository rule or usage, agreements to which the Issuers are subject, if any, or other customary usage, or as may consistently herewith be determined by the Officers or members of the Issuers executing such Notes, as evidenced by such execution (provided always that any such notation, legend, endorsement, identification or variation is in a form acceptable to the Issuers). Each Note shall be dated the date of its authentication.

        Initial Notes and any Additional Notes offered and sold in reliance on Rule 144A under the Securities Act shall be issued initially in the form of a single permanent global Note in substantially the form set forth in Exhibit A and shall contain the legends set forth in Section 2.03(a) and (b) (the "U.S. Global Note"), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary or its nominee, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as provided in Sections
3.13 and 3.14.

        Initial Notes and any Additional Notes offered and sold in offshore transactions in reliance on Regulation S under the Securities Act shall be issued initially in the form of a single temporary global Note in substantially the form set forth in Exhibit A and containing each of the legends set forth in
Section 2.03 (the "Temporary Offshore Global Note"), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary or its nominee, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. At any time following termination of the Restricted Period (the "Offshore Note Exchange Date"), upon receipt by the Trustee and the Issuers of a certificate substantially in the form set forth in Exhibit C hereto, a single permanent global Note substantially in the form of Exhibit A hereto (the "Permanent Offshore Global Note," and together with the Temporary Offshore Global Note, the "Offshore Global Note") duly executed by the Issuers and authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as custodian for the Depositary, and the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Temporary Offshore Global Note in an amount equal to the principal amount of the beneficial interest in the Temporary Offshore Global Note transferred. Prior to the Offshore Note Exchange Date and receipt of the certificate referred to above, beneficial interests in a Temporary Offshore Global Note may be held only through Euroclear or Cedel. The aggregate principal amount of the Offshore Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the nominee of the Depositary for the Offshore Global Note, for the accounts of Euroclear and Cedel Bank, as provided in Sections 3.13 and 3.14.

        Initial Notes and any Additional Notes initially offered and sold to an Executive Officer Purchaser in reliance on Section 4(2) of the Securities Act shall be issued in the form of permanent certificated Notes in substantially the form set forth in Exhibit A containing the Private Placement Legend as set forth in Section 2.03 and the Executive Officer Legend as set forth in Section 2.03 (the "Executive Officer Notes").

        Initial Notes and any Additional Notes issued pursuant to Section 3.05 in exchange for or upon transfer of beneficial interests in the U.S. Global Note or the Offshore Global Note shall be in the form of permanent certificated Notes in substantially the form set forth in Exhibit A containing the Private Placement Legend as set forth in Section 2.03 (the "U.S. Physical Notes"), or in the form of permanent certificated Notes substantially in the form set forth in Exhibit A (the "Offshore Physical Notes"), respectively, as hereinafter provided.

        The Executive Officer Notes, the Offshore Physical Notes and the U.S. Physical Notes, together with any other certificated notes in registered form, are sometimes collectively herein referred to as the "Physical Notes." The U.S. Global Note and the Offshore Global Note are sometimes collectively referred to as the "Global Notes."

        Initial Notes and Additional Notes offered and sold in reliance on any exemption under the Securities Act other than Regulation S and Rule 144A thereunder shall be issued, and, upon the request of the Issuers to the Trustee, Notes offered and sold in reliance on Rule 144A may be issued, in the form of permanent certificated Notes substantially in the form set forth in Exhibit A and shall contain the Private Placement Legend as set forth in Section 2.03. No Offshore Physical Notes may be issued until expiration of the applicable Restricted Period and receipt by the Issuers and the Trustee from the proposed transferor of a certificate substantially in the form set forth in Exhibit D.

        Exchange Notes shall be issued substantially in the form set forth in Exhibit A and, subject to Section 3.13, shall be in the form of one or more Global Notes.

        SECTION 2.02. Form of Trustee' Certificate of Authentication. The Trustee's certificate of authentication shall be in substantially the following form:

        This is one of the Notes referred to in the within-mentioned Indenture.

                                    The Bank of New York,
                                   as Trustee

Dated: __________                   By: __________________________
                                          Authorized Signatory

        If an appointment of an Authenticating Agent is made pursuant to Section 7.15, the Notes may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

        This is one of the Notes referred to in the within-mentioned Indenture.


        The Bank of New York,
        As Trustee

                                    By  _____________________________
                                              As Authenticating Agent

                                    By  _____________________________
                                                 Authorized Signatory

Dated:

        SECTION 2.03. Restrictive Legends. (a) Unless and until (i) an Initial Note or any Additional Note is sold pursuant to an effective registration statement, whether pursuant to the Registration Rights Agreement or otherwise or
(ii) an Initial Note or any Additional Note is exchanged for an Exchange Note in an Exchange Offer pursuant to an effective Exchange Offer Registration Statement pursuant to the Registration Rights Agreement, (A) each U.S. Global Note and U.S. Physical Note and each Executive Officer Note shall bear the following legend set forth below (the "Private Placement Legend") on the face thereof and
(B) the Temporary Offshore Global Note shall bear the Private Placement Legend on the face thereof until the Offshore Note Exchange Date and receipt by the Issuers and the Trustee of a certificate substantially in the form provided in Exhibit C with respect to the entire principal amount of such Temporary Offshore Global Note:

        THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE U.S. OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR"), [For Executive Officer Notes Add - OR IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(A)(4) UNDER THE SECURITIES ACT) THAT IS AN EXECUTIVE OFFICER PURCHASER PURCHASING THIS NOTE ON THE DATE OF ITS INITIAL ISSUANCE OR SUCH OTHER PERSON TO WHOM AN EXECUTIVE OFFICER PURCHASER TRANSFERRED THIS NOTE IN ACCORDANCE WITH SECTION 3.14 (g) AND
(k) OF THE INDENTURE] OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT [For all Notes other than Executive Officer Notes Add - , WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE,] RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE U.S. TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE U.S. IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH [For Executive Officer Notes Add - RULE 903 OR] RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT [For Executive Officer Notes Add - OR (G) PURSUANT TO ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH SECTION 3.14(g) AND (k) OF THE INDENTURE] AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR A NON-U.S. PERSON THAT, IN EITHER CASE, IS NOT A QUALIFIED INSTITUTIONAL BUYER, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUERS SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

        AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "U.S." AND "U.S. PER-SON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS

       (b) Each Global Note, whether or not an Initial Note or Additional Note, shall also bear the following legend on the face thereof:

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 3.13 AND 3.14 OF THE INDENTURE.

       (c) Each Temporary Offshore Global Note shall bear the following legend on the face thereof:

        THIS NOTE IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON WHO PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") PURSUANT TO RULE 144A THEREUNDER. BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

       (d) Each Executive Officer Note that bears a Private Placement Legend shall also bear the following legend (the "Executive Officer Legend") thereon:

        THIS NOTE WAS  INITIALLY  ISSUED TO AN  AFFILIATE  OF THE  ISSUERS.  FOR
PURPOSES OF RULE 144(d) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE HOLDING PERIOD FOR THIS NOTE WILL NOT BEGIN UNTIL IT IS RESOLD BY SUCH AFFILIATE TO A PERSON THAT IS NOT AN AFFILIATE OF THE ISSUERS. PRIOR TO ANY SALE OF THIS NOTE OR AN INTEREST HEREIN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR ANY EXCHANGE OF THIS NOTE OR AN INTEREST HEREIN IN CONNECTION WITH A REGISTERED EXCHANGE OFFER, THIS NOTE MAY NOT BE TRANSFERRED FOR AN INTEREST IN A GLOBAL NOTE BUT CAN ONLY BE TRANSFERRED OR EXCHANGED FOR A PHYSICAL NOTE BEARING THIS LEGEND IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. THIS NOTE MAY NOT BE TRANSFERRED UNLESS, PRIOR TO THE PROPOSED TRANSFER, THE TRANSFEROR OR TRANSFEREE FURNISH TO THE ISSUERS AND THE TRUSTEE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUERS AND THE TRUSTEE AND SUCH OTHER CERTIFICATIONS OR INFORMATION AS THE ISSUERS MAY REQUIRE. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.



                                    ARTICLE 3
                                    THE NOTES

        SECTION 3.01. Title and Terms. The aggregate principal amount of Notes that may be authenticated and delivered and Outstanding under this Indenture is initially limited to $300,000,000, but may be increased, without limit, subject to compliance with the covenants contained in Article 4 below and except as may be limited by applicable law. The Initial Notes will be issued in an aggregate principal amount of $300,000,000. All the Original Notes shall vote and consent together on all matters as one class, and none of the Original Notes will have the right to vote or consent as a class separate from one another on any matter. Subject to the covenants contained in Article 4 below, the Issuers may issue Additional Notes hereunder. Additional Notes (including any Exchange Notes issued in exchange therefor) shall vote (or consent) as a class with the other Notes and otherwise be treated as Notes for all purposes of this Indenture.

        The Notes shall be known and designated as the "10-1/4% Senior Subordinated Notes Due 2009" of the Issuers. The final Stated Maturity of the Notes shall be February 15, 2009. Interest on the Outstanding principal amount of Notes will accrue, subject to Section 3.11, at the rate of 10-1/4% per annum and will be payable semiannually in arrears on February 15 and August 15 in each year, commencing on August 15, 1999, to holders of record at the close of business on the immediately preceding February 1 and August 1, respectively (each such February 1 and August 1, a "Regular Record Date"). Interest on the Original Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from February 25, 1999, and interest on any Additional Notes (and Exchange Notes issued in exchange therefor) will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid on such Additional Notes, from the date of issuance of such Additional Notes; provided that if any Note is surrendered for exchange on or after a record date for an Interest Payment Date that will occur on or after the date of such exchange, interest on the Note received in exchange thereof will accrue from the date of such Interest Payment Date. The Issuers will pay interest on overdue principal at a rate of 1% per annum in excess of the interest rate referred to above and will pay interest on overdue installments of interest at such higher rate to the extent permitted by law.

        The principal of, and premium, if any, and interest, on the Notes shall be payable at the Corporate Trust Office or at the office or agency of the Issuers maintained for that purpose in the Borough of Manhattan, The City of New York (each, a "Place of Payment") in the manner provided in Section 4.01(b); provided, however, that, under the circumstances set forth in Section 4.01(b), payment of interest on a Note may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Register.

        SECTION 3.02. Denominations. The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

        SECTION 3.03. Execution, Authentication and Delivery and Dating. The Notes shall be executed on behalf of each Issuer by an Officer of such Issuer. The signature of such Officers on the Notes may be manual or facsimile.

        Notes bearing the manual or facsimile signature of an individual who was at any time a proper Officer of an Issuer shall bind such Issuer, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.

        At any time and from time to time after the execution and delivery of this Indenture, the Issuers may deliver Notes executed by the Issuers to the Trustee for authentication; and the Trustee shall authenticate and deliver (i) Initial Notes for original issue in the aggregate principal amount not to exceed $300,000,000 and (ii) Additional Notes from time to time for original issue in aggregate principal amounts specified by the Issuers and (iii) Exchange Notes from time to time for issue in exchange for a like principal amount of Initial Notes or Initial Additional Notes, in each case specified in clauses (i) through
(iii)  above,  upon a written  order of the Issuers in the form of an  Officer's
Certificate of each Issuer (an "Authentication Order"). Such Officer's Certificates shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes, that the issuance of such Notes (in the case of Additional Notes) does not contravene any provision of Article 4 of this Indenture, whether the Notes are to be issued as one or more Global Notes or Physical Notes and such other information as the Issuers may include or the Trustee may reasonably request.

        All Notes shall be dated the date of their authentication.

        No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

        SECTION 3.04. Temporary Notes. Until definitive Notes are ready for delivery, the Issuers may prepare and upon receipt of an Authentication Order the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. If temporary Notes are issued, the Issuers will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuers in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuers shall execute and upon receipt of an Authentication Order the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes of the same series and tenor.

        SECTION 3.05. Registration, Registration of Transfer and Exchange. The Issuers shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Issuers in a Place of Payment being herein sometimes collectively referred to as the "Register") in which, subject to such reasonable regulations as it may prescribe, the Issuers shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed "Registrar" for the purpose of registering Notes and transfers of Notes as herein provided.

        Upon surrender for transfer of any Note at the office or agency of the Issuers in a Place of Payment, in compliance with all applicable requirements of this Indenture and applicable law, the Issuers shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of a like aggregate principal amount.

        At the option of the Holder, Notes may be exchanged for other Notes, of any authorized denominations and of a like tenor and aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuers shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive; provided that no exchange of Initial Notes or Initial Additional Notes for Exchange Notes shall occur until an Exchange Offer Registration Statement shall have been declared effective by the SEC and the Trustee shall have received an Officer's Certificate confirming that the Exchange Offer Registration Statement has been declared effective by the SEC and an exchange offer thereunder has been consummated. The Initial Notes or Additional Notes to be exchanged for the Exchange Notes shall be canceled by the Trustee.

        All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

        Every Note presented or surrendered for registration of transfer or exchange shall (if so required by the Issuers or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Issuers and the Registrar duly executed, by the Holder thereof or such Holder's attorney duly authorized in writing.

        No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes under this
Section 3.05.

        SECTION 3.06. Mutilated, Destroyed, Lost and Stolen Notes. If (a) any mutilated Note is surrendered to the Trustee, or the Issuers and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and (b) there is delivered to the Issuers and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuers or the Trustee that such Note has been acquired by a bona fide purchaser, the Issuers shall execute and upon receipt of an Authentication Order the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously Outstanding.

        In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuers in their discretion may, instead of issuing a new Note, pay such Note.

        Upon the issuance of any new Note under this Section 3.06, the Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

        Every  new Note  issued  pursuant  to this  Section  3.06 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuers, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and ratably with any and all other Notes duly issued hereunder.

        The provisions of this Section 3.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

        SECTION 3.07. Payment of Interest Rights Preserved. Interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest specified in Section 3.01.

        Any interest on any Note that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest shall be paid by the Issuers, as provided in 3.07(a) or 3.07(b) below:

       (a) The Issuers may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuers shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this Section 3.07(a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuers of such Special Record Date and, in the name and at the expense of the Issuers, shall cause notice of the proposed payment of such Defaulted Interest, the amount thereof and the Special Record Date and payment date therefor to be mailed, first class postage prepaid, to each Holder at such Holder's address as it appears in the Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following 3.07(b).

       (b) The Issuers may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee of the proposed payment pursuant to this clause (b), such payment shall be deemed practicable by the Trustee.

        Subject to the foregoing provisions of this Section 3.07, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest (including any Additional Amount) accrued and unpaid, and to accrue, that were carried by such other Note.

        SECTION 3.08. Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Issuers, the Trustee and any agent of the Issuers or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any, on) and (subject to Section 3.07) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuers, the Subsidiary Guarantors, the Trustee or any agent of the Issuers, the Subsidiary Guarantors or the Trustee shall be affected by notice to the contrary.

        SECTION 3.09. Cancellation. All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, if not already canceled, shall be promptly canceled by it. The Issuers may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Issuers may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 3.09, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be disposed of as directed by an Issuer Order.

        SECTION 3.10. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

        SECTION 3.11.  Payment  of  Additional  Amounts.  (a)  Under   certain
circumstances the Issuers will be obligated to pay certain Additional Amounts of interest to the Holders of certain Initial Notes, as more particularly set forth in such Initial Notes.

       (b) Under certain circumstances the Company may be obligated to pay certain Additional Amounts of interest to the Holders of certain Initial
Additional Notes, as may be more particularly set forth in such Initial Additional Notes.

        SECTION 3.12. CUSIP Numbers. The Issuers in issuing the Notes may use "CUSIP" or "CINS" numbers (if then generally in use) in addition to serial numbers, and, if so, the Trustee shall use such "CUSIP" or "CINS" numbers in addition to serial numbers in notices of redemption, repurchase or other notices to Holders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such CUSIP or CINS numbers either as printed on the Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Issuers will promptly notify the Trustee of any change in the CUSIP or CINS numbers.

        SECTION 3.13.  Book-entry Provisions for Global Notes.

       (a) Each Global Note initially shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) to the extent relevant thereto, bear legends as set forth in Section 2.03. None of the Issuers or the Subsidiary Guarantors, nor any of their agents shall have any responsibility or liability for any aspect of the records relating to, or payments made on account of beneficial ownership interests of, a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note, and the Depositary may be treated by the Issuers, the Subsidiary Guarantors, the Trustee and any agent of the Issuers, the Subsidiary Guarantors or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Subsidiary Guarantors, the Trustee or any agent of the Issuers, the Subsidiary Guarantors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Note. The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

       (b) Interests of beneficial owners in a Global Note may be transferred in accordance with the applicable rules and procedures of the Depositary and the provisions of Section 3.14. Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees, except (i) as otherwise set forth in
Section 3.14 and (ii) U.S. Physical Notes or, subject to Section 3.14(e), Offshore Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Note or the Offshore Global Note, respectively, in the event that (A) the Depositary notifies the Issuers that it is unwilling or unable to continue as Depositary for the applicable Global Note or the Depositary ceases to be a "Clearing Agency" registered under the Exchange Act and a successor depositary is not appointed by the Issuers within 90 days, (B) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary or (C) the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of Physical Notes under this Indenture. In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners for Physical Notes pursuant to paragraph (b) of this
Section 3.13, the Registrar shall record on its books and records (and make a notation on the Global Note of) the date and a decrease in the principal amount of such Global Note in an amount equal to the beneficial interest in the Global Note being transferred, and the Issuers shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and principal amount of authorized denominations. In connection with a transfer of an entire Global Note to beneficial owners pursuant to clause (ii) of this paragraph (b), the applicable Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the applicable Global Note, an equal aggregate principal amount at maturity of U.S. Physical Notes (in the case of the U.S. Global Note) or Offshore Physical Notes (in the case of the Offshore Global
Note), as the case may be, of authorized denominations.

       (c) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

       (d) The Issuers, the Subsidiary Guarantors, any other obligor upon the Notes or the Trustee, in the discretion of any of them, may treat as the Act of a Holder any instrument or writing of any Person that is identified by the Depositary as the owner of a beneficial interest in the Global Note, provided that the fact and date of the execution of such instrument or writing is proved in accordance with Section 1.08(b).

       (e) Any U.S. Physical Note delivered in exchange for an interest in the U.S. Global Note pursuant to paragraph (b) of this Section shall, except as otherwise provided in Section 3.14, bear the Private Placement Legend.

        SECTION 3.14. Transfer Provisions. Unless and until (i) an Initial Note or any Initial Additional Note is sold pursuant to an effective registration statement, whether pursuant to the Registration Rights Agreement or otherwise, or (ii) an Initial Note or any Initial Additional Note is exchanged for an Exchange Note in the Exchange Offer pursuant to an effective Registration Statement pursuant to the Registration Rights Agreement, the following provisions shall apply:

       (a) General. The provisions of this Section 3.14 shall apply to all transfers involving any Physical Note and any beneficial interest in any Global Note.

       (b) Transfers to Non-QIB Institutional Accredited Investors. With respect to the registration of any proposed transfer of a Note that is a Restricted Security to any Institutional Accredited Investor which is not a QIB, the Registrar shall register such transfer if it complies with all other applicable requirements of this Indenture (including Section 3.05 and Section 3.14(g)) and,

             (i) if (x) such transfer is after the relevant Resale Restriction Termination Date with respect to such Note, or (y) the proposed transferee has delivered to the Registrar a Certificate substantially in the form of Exhibit E, and, if such transfer is in respect of an aggregate principal amount of Notes of less than $100,000, the Trustee and the Issuers have received an opinion of counsel, certifications and other information satisfactory to the Issuers and the Trustee, and

             (ii) if the proposed transferor is or is acting through an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of (x) the certificate, opinion, certifications and other information, if any, required by clause (i) above and (y) written instructions given in accordance with the Depositary's and the Registrar's procedures;

the Registrar shall reflect on its books and records (and make a notation on the relevant Global Note of) the date and, if the transfer does not involve a transfer of any Outstanding Physical Note, a decrease in the principal amount of the relevant Global Note in an amount equal to the principal amount of the beneficial interest in the relevant Global Note to be transferred, and the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and amount.

       (c) Transfers to QIBs. With respect to the registration of any proposed transfer of a Note that is a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons), the Registrar shall register such transfer if it complies with all other applicable requirements of this Indenture (including Section 3.05 and 3.14(g)) and,

             (i) if such transfer is being made by a proposed transferor who has checked the box provided for on the form of such Note stating, or has otherwise certified to the Issuers and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of such Note stating, or has otherwise certified to the Issuers and the Registrar in writing, that it is purchasing such Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

             (ii) if the proposed transferee is or is acting through an Agent Member, and the Note to be transferred consists of (A) a Physical Note that after transfer is to be evidenced by an interest in a Global Note or (B) a beneficial interest in a Global Note that after the transfer is to be evidenced by an interest in a different Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records (and make a notation on the relevant Global Note of) the date and an increase in the principal amount of the transferee Global Note in an amount equal to the principal amount of the Physical Note or such beneficial interest in such transferor Global Note to be transferred, and the Trustee shall cancel the Physical Note so transferred or reflect on its books and records (and make a notation on the relevant Global Note of) the date and a decrease in the principal amount of such transferor Global Note, as the case may be.

       (d) Transfers of Interests in the Temporary Offshore Global Notes. With respect to registration of any proposed transfer of interests in any Temporary Offshore Global Note:

             (i) the Registrar shall register the transfer of any interest in such Note only (x) if the proposed transferee is a Non-U.S. Person and the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto and will take delivery in the form of an interest in the Temporary Offshore Global Note or (y) if the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of Note stating, or has otherwise certified to the Issuers and the Registrar in writing, that the sale has been made in compliance with provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Issuers and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

             (ii) if the proposed transferee is or is acting through an Agent Member and is a QIB (and not a non-U.S. person), upon receipt by the Registrar of the documents referred to in clause (i)(y) above and written instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Note, in an amount equal to the principal amount of the Temporary Offshore Global Note to be transferred, and the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Temporary Offshore Global Note.

       (e) Transfers to Non-U.S. Persons. The following provisions shall apply with respect to any transfer of a Note to a Non-U.S. Person (except for any transfer referred to in Section 3.14(d)):

             (i) prior to the end of the Restricted Period, the Registrar shall register any proposed transfer of a Note to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit D hereto from the proposed transferor.

             (ii) after the end of the Restricted Period, the Registrar shall register any proposed transfer to any Non-U.S. Person if the Note to be transferred is a U.S. Certificated Note or an interest in the U.S. Global Note, upon receipt of a certificate substantially in the form of Exhibit D from the proposed transferor.

             (iii) (A) if the proposed transferor is or is acting through an Agent Member holding a beneficial interest in a U.S. Global Note, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) or (ii) and (y) written instructions in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the beneficial interest in the U.S. Global Note to be transferred, and (B) if the proposed transferee is or is acting through an Agent Member, upon receipt by the Registrar of written instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Note in an amount equal to the principal amount of the U.S. Certificated Note or the U.S. Global Note, as the case may be, to be transferred, and the Trustee shall cancel the Certificated Notes, if any, so transferred or decrease the amount of the U.S. Global Note, as the case may be;

provided that, in each case, if the Note being transferred is an Executive Officer Note, the transferor and transferee comply with the provisions of
Section 3.14(g).

       (f) Interests in the Offshore Global Note prior to the Offshore Note Exchange Date. Notwithstanding anything to the contrary contained in this Indenture, until the Offshore Note Exchange Date occurs and appropriate certification substantially in the form of Exhibit C is made as provided in
Section 2.01, beneficial interests in the Offshore Global Note may be held only in or through accounts maintained at the Depositary by Euroclear or Cedel, and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account, and no Physical Notes may be issued in exchange therefor.

       (g) Executive Officer Notes. Notwithstanding anything to the contrary contained in this Indenture, until an Executive Officer Note is sold pursuant to an effective registration statement or is exchanged for Exchange Notes in the Exchange Offer pursuant to an effective registration statement (it being understood that no Executive Officer Purchaser or other affiliate of the Issuers may participate in an Exchange Offer), no Executive Officer Note or interest in an Executive Officer Note may be transferred or exchanged for an interest in a Global Note, but may only be transferred or exchanged for another Physical Note bearing the Executive Officer Legend and the Private Placement Legend; provided that if a portion of such Executive Officer Note is sold or exchanged pursuant to an effective registration statement, such portion may be transferred for an interest in a Global Note, and the remaining portion of such Note shall remain in the form of a Physical Note. The Registrar shall effect and register, upon receipt of a written request from the Issuers to do so, a transfer of such Note only if such transfer was made in accordance with the provisions of the Private Placement Legend and the Executive Officer Legend and upon the furnishing by the proposed transferor and/or transferee of a written opinion of counsel (which opinion and counsel are satisfactory to the Issuers and the Trustee) to the effect that, and such other certifications or information as the Issuers may require to confirm that, the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

       (h) Limitation on Issuance of Physical Notes. No Physical Note shall be exchanged for a beneficial interest in any Global Note, except in accordance with Section 3.13 and this Section 3.14.

       (i) Execution, Authentication and Delivery of Physical Notes. In any case in which the Registrar is required to deliver a Physical Note to a transferee or transferor, the Issuers shall execute, and the Trustee shall authenticate and make available for delivery, such Physical Note.

       (j) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend, unless (i) the requested transfer is after the relevant Resale Restriction Termination Date with respect to such Notes, (ii) upon written request of the Issuers after there is delivered to the Registrar an opinion of counsel (which opinion and counsel are satisfactory to the Issuers and the Trustee) to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, or (iii) with respect to an Offshore Global Note, with the agreement of the Issuers on or after the Offshore Note Exchange Date with respect to such Note, or (iv) such Notes are sold or exchanged pursuant to an effective registration statement under the Securities Act.

       (k) Other Transfers. The Registrar shall effect and register, upon receipt of a written request from the Issuers to do so, a transfer not otherwise permitted by this Section 3.14, such registration to be done in accordance with the otherwise applicable provisions of this Section 3.14, upon the furnishing by the proposed transferor or transferee of a written opinion of counsel (which opinion and counsel are satisfactory to the Issuers and the Trustee) to the effect that, and such other certifications or information as the Issuers may require to confirm that, the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

        A Note that is a Restricted Security may not be transferred other than as provided in this Section 3.14. A beneficial interest in a Global Note that is a Restricted Security may not be exchanged for a beneficial interest in another Global Note other than through a transfer in compliance with this Section 3.14.

       (l) General. By its acceptance of any Note bearing the Private Placement Legend and/or the Executive Officer Legend, as applicable, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and/or the Executive Officer Legend, as applicable, and agrees that it will transfer such Note only as provided in this Indenture.

        The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 3.13 or this Section 3.14 (including all Notes received for transfer pursuant to this Section 3.14). The Issuers shall have the right to require the Registrar to deliver to the Issuers, at the Issuers' expense, copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

        In connection with any transfer of any Note, the Trustee, the Registrar, the Issuers and the Subsidiary Guarantors shall be entitled to receive, shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the certificates, opinions and other information referred to herein (or in the forms provided herein, attached hereto or to the Notes, or otherwise) received from any Holder and any transferee of any Note regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Note and any other facts and circumstances related to such transfer.

       (m) Certain Additional Terms Applicable to Physical Notes. Any transferee entitled to receive a Physical Note may request that the principal amount thereof be evidenced by one or more Physical Notes in any authorized denomination or denominations and the Registrar shall comply with such request if all other transfer restrictions are satisfied.



                                    ARTICLE 4
                                    COVENANTS

        SECTION 4.01. Payment of Principal, Premium and Interest. (a) The Issuers will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture. An installment of principal (and premium, if any) or interest shall be considered paid on the date it is due if the Trustee or Paying Agent or Paying Agents hold on that date money designated for and sufficient to pay the installment.

       (b) Payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Additional Amounts, if any) shall be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Physical Notes, the Issuers will make all payments of principal, premium, if any, interest and Additional Amounts, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address.

        SECTION 4.02. Maintenance of Office or Agency. The Issuers will maintain in the Borough of Manhattan, The City of New York an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for transfer or exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers will give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Issuers hereby designate the Corporate Trust Office as an initial Place of Payment and as such office of the Issuers in the Borough of Manhattan, the City of New York, and appoint the Trustee as their agent to receive all such presentations, surrenders, notices and demands so long as such Corporate Trust Office remains a Place of Payment.

        SECTION 4.03. Money for Payments to Be Held in Trust. If the Issuers shall at any time act as their own Paying Agent, they will, on or before each due date of the principal of (and premium, if any) or interest on, any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of their action or failure so to act.

        If the Issuers are not acting as their own Paying Agent, they will, prior to each due date of the principal of (and premium, if any) or interest on, any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Issuers will promptly notify the Trustee of their action or failure so to act.

        If the Issuers are not acting as their own Paying Agent, the Issuers will cause any Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 4.03, that such Paying Agent will:

       (a) hold all sums held by it for the payment of principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

       (b) give the Trustee notice of any default by the Issuers (or any other obligor upon the Notes) in the making of any such payment of principal (and premium, if any) or interest;

       (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

       (d) acknowledge, accept and agree to comply in all respects with the provisions of this Indenture and TIA relating to the duties, rights and liabilities of such Paying Agent.

        The Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuers or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuers or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

        Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of (and premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid in the appropriate proportion to the Issuers upon an Issuer Request, or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease.

        SECTION 4.04. SEC Reports. (a) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall provide the Trustee and Noteholders with (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K, if the Company were required to file such forms including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to annual information only, a report thereon by the Company's certified independent accountants, and (ii) all current reports that would be required to be filed with the SEC on Form 8-K, if the Company were required to file such reports. In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to prospective investors upon request.

       (b) In addition, for so long as any of the Notes remain outstanding and constitute "restricted securities" under Rule 144, the Company will furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

       (c) All obligors on the Notes will comply with Section 314(a) of the TIA.

       (d) The Company shall promptly mail copies of all such annual reports, information, documents and other reports provided to the Trustee pursuant to clauses (a) and (c) hereof to the Holders at their addresses appearing in the Register maintained by the Registrar.

       (e) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers' compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

        SECTION 4.05. Certificates to Trustee. (a) The Issuers will deliver to the Trustee within 120 days after the end of each fiscal year of the Issuers a certificate from the principal executive, financial or accounting officer of the Issuers stating that such officer has conducted or supervised a review of the activities of the Issuers and their Restricted Subsidiaries and the Issuers' and their Restricted Subsidiaries' performance under this Indenture and that, based upon such review, the Issuers have fulfilled all obligations thereunder or, if there has been a default in the fulfillment of any such obligation (determined without regard to any period of grace or requirement of notice provided in this Indenture), specifying each such default and the nature and status thereof.

       (b) The Issuers will deliver to the Trustee, as soon as possible and in any event within 30 days after the Issuers become aware or should reasonably become aware of the occurrence of an Event of Default or a Default, an Officer's Certificate setting forth the details of such Event of Default or Default, and the action which the Issuers propose to take with respect thereto.

       (c) The Issuers will deliver to the Trustee within 120 days after the end of each fiscal year of the Issuers a written statement by the Issuers' independent public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to accounting matters, and (ii) whether, in connection with their audit examination, any Default has come to their attention and, if such a Default has come to their attention, specifying the nature and period of the existence thereof.

        SECTION 4.06. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that any Issuer or any Subsidiary Guarantor may Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto, the Consolidated Coverage Ratio exceeds 2.0 to 1.

       (b) Notwithstanding Section 4.06(a), the Company and the Restricted Subsidiaries may Incur any or all of the following Indebtedness:

             (i) Indebtedness Incurred pursuant to the Credit Agreement by an Issuer or a Subsidiary Guarantor; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of such Indebtedness then outstanding does not exceed the greater of (A) $545.0 million less the sum of all principal payments with respect to such Indebtedness pursuant to (1) Section 4.09 and/or (2) a Permitted Arby's Securitization; provided that, after a Permitted Arby's IPO Dividend, the aggregate principal amount of such Indebtedness then outstanding shall not exceed $425.0 million less the sum of all principal payments with respect to such Indebtedness pursuant to Section 4.09 or (B) the sum of (x) 50.0% of the book value of the inventory of the Company and its Restricted Subsidiaries and (y) 80.0% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries (to the extent such inventory or accounts receivable is not subject to any Lien securing Indebtedness other than Liens securing Obligations under the Credit Agreement), in each case as of the date of the most recent balance sheet of the Company filed or delivered to the Trustee pursuant to Section 4.04 (as determined on a pro forma basis after giving effect to any Business Disposition, Business Acquisition or designation of a Restricted Subsidiary as an Unrestricted Subsidiary occurring after the date of such balance sheet);

             (ii) Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon not permitted by this clause
        (ii) and (B) if an Issuer or a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

             (iii) the Initial Notes (but not any Additional Notes), the Exchange Notes and the Subsidiary Guarantees;

             (iv) Indebtedness outstanding on the Closing Date (other than Indebtedness described in clause (i), (ii) or (iii) of this Section 4.06(b));

             (v) Indebtedness of Foreign Restricted Subsidiaries in an aggregate principal amount at any time outstanding under this clause (v) not to exceed the greater of (x) $5.0 million or (y) 10% of Consolidated Total Assets of the Company's Foreign Restricted Subsidiaries;

             (vi) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.06(a) or pursuant to clause (iii), (iv) or this clause (vi);

             (vii) Hedging Obligations under Currency Agreements and Interest Rate Agreements (provided that such Currency Agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder and provided further that the notional principal amount of Indebtedness with respect to any such Interest Rate Agreement does not exceed the principal amount of the Indebtedness to which such Interest Rate Agreement relates);

             (viii) Indebtedness represented by Capital Lease Obligations or other purchase money Indebtedness of an Issuer or any Subsidiary Guarantor incurred for the purpose of leasing or financing or refinancing all or any part of the purchase price or cost of construction or improvements of any property (real or personal) or other assets that are used or useful in a Related Business (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets and whether such Indebtedness is owed to the seller or the Person carrying out any construction or improvement or to any third party) in an aggregate principal amount at any time outstanding under this clause (viii) not to exceed $20.0 million; provided that (x) such Indebtedness is not secured by any property or assets of the Company and its Restricted Subsidiaries other than the property or assets so leased, acquired, constructed or improved and (y) such Indebtedness is created within 90 days of the acquisition or completion of construction or improvement of the related property or asset;

              (ix) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, asset or Subsidiary, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any such subsequent changes in value) actually received by the Company and/or such Restricted Subsidiary in connection with such disposition;

              (x)  Obligations  in respect of  performance  and surety bonds and
        completion   guarantees  provided  by  the  Company  or  any  Restricted
        Subsidiary in the ordinary course of business;

              (xi) Indebtedness of a Subsidiary Guarantor Incurred and outstanding on or prior to the date on which such Person was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transactions or series of related transactions pursuant to which such Person became a Subsidiary or was acquired by the Company) in an aggregate principal amount which, together with the principal amount of all other Indebtedness under this clause (xi) outstanding on the date of such Incurrence, does not exceed $20.0 million;

              (xii) Guarantees by any Issuer or any Subsidiary Guarantor of any Indebtedness permitted to be Incurred pursuant to this Section 4.06; and

              (xiii) Indebtedness of any Issuer or Subsidiary Guarantor in an aggregate principal amount which, together with all other Indebtedness of the Issuers and the Subsidiary Guarantors outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (i) through (xii) above or Section 4.06(a)) after giving effect to the use of the proceeds of such Incurrence of Indebtedness on such day does not exceed $45.0 million.

       (c) Notwithstanding the foregoing, the Issuers and the Subsidiary Guarantors shall not Incur any Indebtedness pursuant to Section 4.06(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Notes or the Subsidiary Guarantees, as the case may be, to at least the same extent as such Subordinated Obligations.

       (d) For purposes of determining compliance with this Section 4.06, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses or paragraph
(a) hereof and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above. In addition, the Company may, at any time, change the classification of an item of Indebtedness (or any portion thereof) to any other clause or to paragraph (a) hereof; provided that the Company would be permitted to incur such item of Indebtedness (or portion thereof) pursuant to such clause or paragraph (a) hereof, as the case may be, at such time of reclassification.

        SECTION 4.07. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (i) a Default shall have occurred and be continuing (or would result therefrom); (ii) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.06(a); or (iii) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Closing Date would exceed the sum of (without duplication):

                  (A) 50% of the  Consolidated  Net  Income  accrued  during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the Closing Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which reports have been filed or provided to the Trustee pursuant to Section 4.04 (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

                  (B) the aggregate Net Cash Proceeds received by the Company as a contribution to its capital or from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Closing Date (other than an issuance or sale to a Subsidiary of the Company), including an issuance or sale permitted by the Indenture of Indebtedness of the Company for cash subsequent to the Closing Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Company;

                  (C) an  amount  equal to the sum of (i) the net  reduction  in
               Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, and (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary; and

                  (D) to the extent that any Investment  (other than a Permitted
               Investment) that was made after the Closing Date is sold for cash or otherwise liquidated, repaid or otherwise reduced (including by way of dividend) for cash, an amount equal to the lesser of
               (i) the cash return of capital with respect to such Investment (less the cost of disposition, if any) and (ii) the initial amount of such Investment.

       (b) The provisions of Section 4.07(a) shall not prohibit, so long as, other than with respect to clauses (iv), (viii) (except for payments of any management fees), (x) and (xii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein:

              (i) payment of the Closing Dividend to Triarc Parent; provided that such payment shall be excluded in the calculation of the amount of Restricted Payments made under Section 4.07(a);

              (ii) any Restricted Payment (other than a Restricted Payment described in clause (i) of the definition of "Restricted Payment") made out of the Net Cash Proceeds of a capital contribution to the Company or the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock); provided, however, that (A) the capital contribution or sale occurs within 20 Business Days of the date of the Restricted Payment, (B) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments made under paragraph (a) above and (C) the Net Cash Proceeds from such capital contribution or sale shall, to the extent used to make such payment, be excluded from the calculation of amounts under Section 4.07(a)(iii)(B);

              (iii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to Section 4.07(b)(vi); provided, however, that (A) the sale occurs within 20 Business Days of the date of the Restricted Payment and (B) such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments made under Section 4.07(a);

              (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments made under Section 4.07(a);

              (v) the repurchase or other acquisition of shares of, or options to purchase shares of, Common Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements, (including employment agreements) or plans (or amendments thereto) approved by the board of directors of the Company or the applicable Subsidiary under which such individuals purchase or sell shares of such Common Stock (collectively, "Plan Participants"); provided that the aggregate price paid for all such repurchased or acquired Common Stock repurchased or acquired pursuant to this clause (v) shall not exceed (x) $5 million in the twelve month period beginning on the Closing Date, (y) $7.5 million in the twelve month period beginning on the first anniversary of the Closing Date and (z) $10.0 million in each twelve month period beginning on the second anniversary of the Closing Date and each anniversary of the Closing Date thereafter; provided, however, that the aggregate price paid for all such repurchased or acquired Common Stock repurchased or acquired pursuant to this clause (v) on and after the Closing Date shall not exceed $25.0 million plus an amount equal to the Net Cash Proceeds received by the Company or any Restricted Subsidiary after the Closing Date from the sale of Capital Stock (other than Disqualified Stock) to Plan Participants; provided further, however, that (A) such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments made under Section 4.07(a); and (B) the Net Cash Proceeds from such sales shall, to the extent used to make such repurchase or other acquisition, be excluded from the calculation of amounts under Section 4.07(A)(iii)(B);

             (vi) any Permitted Arby's Dividend; provided that such payment shall be excluded in the calculation of the amount of Restricted Payments made under Section 4.07(a);

             (vii) dividends or distributions by any Restricted Subsidiary payable to all holders of a class of Capital Stock of such Restricted Subsidiary on a pro rata basis; provided that such payment shall be excluded in the calculation of the amount of Restricted Payments made under Section 4.07(a);

             (viii)  payments  to  Triarc  Parent  pursuant  to  the  Management
        Agreement;   provided  that  such  payment  shall  be  excluded  in  the calculation of the amount of Restricted Payments made under Section 4.07(a);

             (ix) Investments by Arby's or any of its Subsidiaries in the Arby's Securitization Entity in an amount that, together with all other Investments made pursuant to this clause (ix) on or after the Closing Date, do not exceed $15.0 million; provided that such Investment shall be included in the calculation of the amount of Restricted Payments made under Section 4.07(a);

              (x) payments or distributions to Triarc Parent pursuant to any Tax Sharing Agreement; provided that such payment shall, to the extent not deducted in calculating Consolidated Net Income or recorded as deferred income taxes, be included in the calculation of the amount of Restricted Payments made under Section 4.07(a);

              (xi) the declaration and payment of dividends to holders of any class or series of Disqualified Stock issued on or after the Closing Date in accordance with Section 4.06; provided that such payment shall be excluded in the calculation of Restricted Payments made under Section 4.07(a);

              (xii) repurchases of Capital Stock deemed to occur upon exercise of stock options to the extent that such Capital Stock represents a portion of the exercise price of such options; provided that such amount shall be excluded in the calculation of the amount of Restricted Payments made pursuant to Section 4.07(a);

              (xiii) any other Investment made in a Related Business or a Person engaged in a Related Business which, together with all other Investments made pursuant to this clause (xiii) on or after the Closing Date, does not exceed $25.0 million (in each case, after giving effect to any subsequent reduction in the amount of any Investments made pursuant to this clause (xiii) as a result of the repayment or other disposition thereof for cash as set forth in Section 4.07(a)(iii)(D), the amount of such reduction not to exceed the amount of such Investment previously made pursuant to this clause (xiii)); provided that such Investment shall be included in the calculation of Restricted Payments made under
        Section 4.07(a); or

              (xiv) any other Restricted Payment that, together with all other Restricted Payments made pursuant to this clause (xiv) on or after the Closing Date, does not exceed $10.0 million; provided that such amount shall be included in the calculation of the amount of Restricted Payments made pursuant to Section 4.07(a).

        The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined in good faith by the Board of Directors, whose good faith determination shall be conclusive.

        SECTION 4.08. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or any other Restricted Subsidiary or pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (b) make any loans or advances to the Company or any other Restricted Subsidiary or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary, except:

             (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Closing Date, including the Credit Agreement as in effect on the Closing Date;

             (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

             (iii) any  encumbrance  or  restriction  pursuant  to an  agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this Section 4.08 or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) of Section 4.08 or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are, taken as a whole, not materially more restrictive than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements (as determined in good faith by the Company's Board of Directors);

              (iv) any such encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder or other customary non-assignment provisions in agreements entered into in the ordinary course of business to the extent such provisions restrict assignment of such agreements;

              (v) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

              (vi) any  restriction  with  respect  to a  Restricted  Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

              (vii) encumbrances or restrictions contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if (A) the encumbrances or restrictions, taken as a whole, are not materially more restrictive than is customary in comparable financings (as determined in good faith by the Company's Board of Directors); and (B) any such encumbrances or restrictions will not materially adversely affect the ability of the Issuers to make principal or interest payments on the Notes (as determined in good faith by the Company's Board of Directors); and

              (viii) any applicable law, rule, regulation or order.

        SECTION 4.09. Limitation on Sales of Assets and Subsidiary Stock. The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Disposition, unless (i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (ii) at least 75% of the consideration received consists of cash, Temporary Cash Investments, Liquid Securities or the
assumption  by  the   purchaser  of   Indebtedness   (other  than   Subordinated
Obligations).

        In the event and to the extent that the Net Available Cash received by the Company or any Restricted Subsidiary from one or more Asset Dispositions occurring on or after the Closing Date in any period of 12 consecutive months exceeds $10.0 million, then the Company shall (i) within 360 days after the date that such Net Available Cash so received exceeds $10.0 million and to the extent the Company elects (or is required by the terms of any Indebtedness) (A) apply an amount equal to such excess Net Available Cash to repay Senior Indebtedness of an Issuer or any Subsidiary Guarantor, in each case owing to a Person other than the Company or any Affiliate of the Company (and to correspondingly reduce any commitment therefor, in the case of revolving credit indebtedness) or (B) invest all or a portion of such amount, or the amount not so applied pursuant to clause (A), in Additional Assets and (ii) apply such excess Net Available Cash (to the extent not applied pursuant to clause (i)) as provided in the following paragraphs of this Section. The amount of such excess Net Available Cash required to be applied or reinvested during the applicable period and not applied or reinvested as so required by the end of such period shall constitute "Excess Proceeds."

        If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Excess Proceeds Offer (as defined below) totals at least $10.0 million, the Issuers must, not later than the fifteenth Business Day of such month, make an offer (an "Excess Proceeds Offer") to purchase on a pro rata basis from the Holders and, if an Issuer or a Subsidiary Guarantor is required to do so under the terms of any other Indebtedness of such Issuer or such Subsidiary Guarantor that is not subordinated to the Notes, such other Indebtedness, an aggregate principal amount of Notes and such other Indebtedness equal to the Excess Proceeds (rounded down to the nearest multiple of $1,000) on such date, at a purchase price equal to 100% of the principal amount of such Notes or such other Indebtedness, as the case may be, plus, in each case, accrued interest (if any) to the date of purchase (the "Excess Proceeds Payment"). Upon completion of such an offer to purchase, the amount of Excess Proceeds shall be reset at zero.

        The Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations thereunder in the event that such Excess Proceeds are received by the Company under this Section 4.09 and the Issuers are required to repurchase Notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.09 by virtue thereof.

        SECTION 4.10. Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms thereof (i) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (ii) if such Affiliate Transaction involves an amount in excess of $2.5 million, (A) are set forth in writing and (B) have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction and
(iii) if such Affiliate Transaction involves as amount in excess of $10.0 million, the financial terms of which have been determined by a nationally recognized investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

       (b) The provisions of Section 4.10(a) shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to Section 4.07, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iii) the grant of stock options or similar rights to employees, managers, directors and consultants of the Company and its Subsidiaries pursuant to plans approved by the Board of Directors, (iv) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $2.5 million in the aggregate outstanding at any one time, (v) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries, (vi) any Affiliate Transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, (vii) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company, (viii) transactions pursuant to any contract or agreement in effect on (or entered into on) the Closing Date and any renewal, extension or amendment thereof that is on terms no less favorable to the Company than the terms in effect on the Closing Date (as determined in good faith by the Company's Board of Directors), (ix) the purchase by the Company and its Restricted Subsidiaries of raw materials, flavors and packaging materials from Triarc Parent at Triarc Parent's cost, (x) the Transactions and (xi) any transactions constituting part of the Permitted Arby's Securitization.

        SECTION  4.11.  Limitation  on Liens.  The  Issuers  and the  Subsidiary
Guarantors shall not Incur any Indebtedness secured by a Lien ("Secured Indebtedness") which is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the Notes, or the Subsidiary Guarantee, as the case may be, equally and ratably with (or, if the Secured Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantee, prior to) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

        SECTION 4.12. Limitation on Senior Subordinated Indebtedness. The Issuers and the Subsidiary Guarantors shall not Incur any Indebtedness that is subordinate in right of payment to any Senior Indebtedness unless such Indebtedness is pari passu with, or subordinated in right of payment to, the Notes or the Subsidiary Guarantees, as the case may be; provided that the foregoing limitation shall not apply to distinctions between categories of Senior Indebtedness of an Issuer or a Subsidiary Guarantor that exist by reason of any Liens or Guarantees arising or created in respect of some but not all such Senior Indebtedness.

        SECTION 4.13. Repurchase of Notes upon a Change in Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Issuers repurchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date), in accordance with the terms contemplated in Section 4.13(b).

       (b) Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating: (1) that a Change of Control has occurred and that such Holder has the right to require the Issuers to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date); (2) the circumstances and relevant facts regarding such Change of Control (including, if applicable, information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control); (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (4) the instructions determined by the Issuers, consistent with this Section, that a Holder must follow in order to have its Notes purchased.

       (c) The Issuers will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

       (d) The Issuers shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

        SECTION 4.14. Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company shall not sell or otherwise dispose of any Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any of its Capital Stock except (a) to the Company or a Restricted Subsidiary, (b) directors' qualifying shares, (c) if, immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary (d) if, immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under Section 4.07 if made on the date of such issuance, sale or other disposition, or (e) the issuance or sale of Common Stock of a Restricted Subsidiary that remains a Restricted Subsidiary after such transaction and the issuance or sale of Preferred Stock of any Subsidiary Guarantor or Triarc Beverage.

        SECTION 4.15. Existence. Subject to Articles 4 and 5 of this Indenture, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Company and each such Subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), material licenses and franchises of the Company and each such Subsidiary, provided that the Company shall not be required by this Section 4.15 to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the Company shall determine that the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.

        SECTION 4.16. Payment of Taxes and Other Claims. The Company will pay or discharge and shall cause each of its Restricted Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (a) all material taxes, assessments and governmental charges levied or imposed upon (i) the Company or any such Subsidiary, (ii) the income or profits of any such Subsidiary which is a corporation or (iii) the property of the Company or any such Subsidiary and (b) all material lawful claims for labor materials and supplies that, if unpaid, might by law become a lien upon the property of the Company or any such Subsidiary; provided that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

        SECTION 4.17. Maintenance of Properties and Insurance. The Company will cause all material properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries, to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 4.17 shall prevent the Company or any such Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company or such Subsidiary.

        The Company will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers or with the government of the United States of America, or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry in which the Company or such Restricted Subsidiary, as the case may be, is then conducting business.

        SECTION 4.18. Additional Subsidiary Guarantees. (a) If the Company or any of its Restricted Subsidiaries shall acquire or create another Domestic
Restricted Subsidiary after the date of this Indenture, then such acquired or created Domestic Restricted Subsidiary shall become a Subsidiary Guarantor by executing a supplemental indenture in the form of Exhibit B hereto providing for the Subsidiary Guaranty and shall deliver an Opinion of Counsel to the Trustee pursuant to paragraph (b) below.

       (b) The Opinion of Counsel described above shall be to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a valid and binding obligation of such Subsidiary, enforceable against such Subsidiary in accordance with its terms (subject to certain customary exceptions).



                                    ARTICLE 5
                     CONSOLIDATION, MERGER OR SALE OF ASSETS

        SECTION  5.01.  Consolidation,  Merger or Sale of Assets by the Company.
(a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of related transactions, all or substantially all its assets to, any Person, unless:

             (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture;

             (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

             (iii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.06(a); provided that this clause (iii) shall not apply to a consolidation or merger with or into a Wholly Owned Restricted Subsidiary that is an Issuer or a Subsidiary Guarantor; provided that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person or the Company) shall be issued or distributed to the stockholders of the Company; and

              (iv) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;

provided that clause (iii) above does not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of organization of, or to incorporate, the Company; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

        SECTION 5.02. Successor Company Substituted. (a) Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation), and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and the predecessor Company shall be released from all of its obligations hereunder and under the Notes.

       (b) Notwithstanding the foregoing, the sale, assignment, transfer, lease, conveyance or other disposition by the Company of all or substantially all of its property or assets to an Affiliate of the Company shall not relieve the Company from its obligations under this Indenture and the Notes.

        SECTION 5.03. Consolidation, Merger or Sale of Assets by a Material Subsidiary Obligor. (a) No Material Subsidiary Obligor shall consolidate with or merge with or into (unless such Material Subsidiary Obligor or an Issuer or any Wholly-Owned Subsidiary that is or becomes a Subsidiary Guarantor concurrently with such transaction is the surviving Person and a Wholly Owned Subsidiary, after giving effect to such transaction or the Company is the surviving Person), or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person (other than an Issuer or any Wholly Owned Subsidiary that is or becomes a Subsidiary Guarantor concurrently with such transaction) unless:

             (i) except as set forth in Section 5.03(b), the resulting, surviving or transferee Person shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of such Material Subsidiary Guarantor under the Notes or its Subsidiary Guarantee, as the case may be, and this Indenture;

             (ii) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

             (iii) immediately after giving effect to such transaction, the Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.06(a). No transaction made pursuant to this paragraph shall be permitted if it is not made in compliance with
        Section 5.01(a).

        All the Subsidiary Guarantees issued pursuant to clause (i) above shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

       (b) (i) The requirements of clause (i) of Section 5.03(a) will not apply in the case of a sale or other disposition (including by way of consolidation or merger) of a Material Subsidiary Obligor or the sale or disposition of all or substantially all the assets of a Material Subsidiary Obligor (in each case other than to the Company or an Affiliate of the Company) otherwise permitted by this Indenture (and in compliance with clauses (ii) and (iii) of Section
5.03(a)). Upon delivery by the Issuers to the Trustee of an Officer's Certificate and an Opinion of Counsel to the effect that a sale or other disposition of a Material Subsidiary Obligor was made by the Issuers in accordance with the applicable provisions of this Indenture, including without limitation Section 4.09 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of such Material Subsidiary Obligor from its obligations under the Notes or its Subsidiary Guarantee, as the case may be, and the Indenture.

           (ii) Triarc Beverage shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless concurrently therewith, a corporate Restricted Subsidiary of the Company (which may be the successor to Triarc Beverage as a result of such transaction) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of an Issuer under the Notes and this Indenture.

           (iii)  This   Section   5.03  shall  not  apply  to  a  transfer   of
        substantially all of the Capital Stock of RC/Arby's or any of its Subsidiaries to Triarc Parent as a Permitted Arby's Dividend.

        SECTION 5.04. Opinion of Counsel to Trustee. The Trustee, subject to the provisions of Sections 7.01 and 7.03, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, conveyance, sale, transfer, lease, exchange or other disposition referred to in Section 5.01 or
5.03 complies with the applicable provisions of this Indenture.



                                    ARTICLE 6
                                    REMEDIES

        SECTION 6.01. Events of Default. Each of the following constitutes an "Event of Default":

       (a) a default in the payment of interest or any Additional Amounts on the Notes when due, which has continued for 30 days, whether or not such payment is prohibited by the provisions of Article 14;

       (b) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by the provisions of Article 14;

       (c) the  failure by the Issuers to comply  with their  obligations  under
Article 5 above and under Section 4.09 and under Section 4.13;

       (d) the Issuers or any Subsidiary Guarantor defaults in the performance of or breaches any other covenant or agreement in this Indenture or under the Notes (other than (a), (b) or (c) above) and such default or breach continues for a period of 60 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

       (e) there occurs with respect to any issue or issues of Indebtedness of an Issuer or any Significant Subsidiary having an outstanding principal amount, in the aggregate for all such issues of all such Persons, of $20 million or more, whether such Indebtedness now exists or shall hereafter be created, (i) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and/or (ii) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within the applicable grace period, if any, after such payment default;

       (f) any final judgment or order for the payment of money in excess of $20 million in the aggregate for all such final judgments or orders against all such Persons shall be rendered against an Issuer and/or any Significant Subsidiary and shall not be discharged, waived or stayed and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not discharged, waived or stayed against all such Persons to exceed $20 million (in excess of amounts which the Issuers' insurance carriers have agreed to pay under applicable policies) during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

       (g) a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of an Issuer or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of an Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of an Issuer or any Significant Subsidiary or (iii) the winding up or liquidation of the affairs of an Issuer or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

       (h) an Issuer or any Significant Subsidiary (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of an Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of an Issuer or any Significant Subsidiary or (iii) effects any general assignment for the benefit of creditors; or

       (i) any Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with its terms), a Subsidiary Guarantor denies or disaffirms its obligations under such Subsidiary Guarantee or any Subsidiary Guarantee of RC/Arby's or any of its Domestic Restricted Subsidiaries does not have the Guaranteed Amount specified in Section 13.01(a) at any time more than thirty-five days after the Closing Date because the redemption date has not yet occurred at such time.

        SECTION 6.02. Acceleration. (a) If an Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 that occurs with respect to an Issuer) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding, by written notice to the Issuers (and to the Trustee if such notice is given by the Holders (the "Acceleration Notice")), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon a declaration of acceleration, such principal, premium, if any, and accrued interest shall be immediately due and payable; provided that if any Designated Senior Indebtedness is outstanding, such principal, premium and interest shall not become due and payable until five Business Days after the Representatives of all the issues of Designated Senior Indebtedness receive notice of such acceleration. If an Event of Default specified in clause (g) or (h) of Section
6.01 occurs with respect to an Issuer, the principal of, premium, if any, and accrued interest on the Notes then Outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

       (b) If payment of the Notes is accelerated because of an Event of Default, the Issuers or the Trustee shall promptly notify the holders of Designated Senior Indebtedness or the Representative of such holders of the acceleration. If any Designated Senior Indebtedness is outstanding upon such declaration of acceleration, neither the Issuers nor any Subsidiary Guarantor may pay the Notes until five Business Days after the Representatives of all issues of Designated Senior Indebtedness receive notice of such acceleration and, thereafter, the Issuers or any Subsidiary Guarantor may pay the Notes only if this Indenture otherwise permits payment at that time.

        SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

        The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

        SECTION 6.04. Waiver of Past Defaults. The Holders of at least a majority in principal amount of the Outstanding Notes by written notice to the Issuers and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

        SECTION 6.05. Control by Majority. The Holders of at least a majority in aggregate principal amount of the Outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from the Holders.

        SECTION 6.06. Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

       (a) the Holder gives the Trustee written notice of a continuing Event of Default;

       (b) the Holders of at least 25% in aggregate principal amount of Outstanding Notes make a written request to the Trustee to pursue the remedy;

       (c) such Holder or Holders offer the Trustee reasonable security or indemnity against any loss, liability or expense;

       (d) the Trustee does not comply with the request within 60 days after receipt thereof and the offer of security or indemnity; and

       (e) during such 60 day period, the Holders of at least a majority in aggregate principal amount of the Outstanding Notes do not give the Trustee a direction inconsistent with the request.

        SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

        SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers or any other obligor for the whole amount of principal, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover amounts due the Trustee under
Section 7.08, including the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

        SECTION 6.09. Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.08. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.08 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

        SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

        First:  to the Trustee, its  agents  and attorneys for amounts due under
Section 7.08, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

        Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

        Third: to the Issuers or to such party as a court of competent juris-diction shall direct.

        The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10 upon five Business Days prior notice to the Issuers.

        SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.06, or a suit by Holders of more than 10% in aggregate principal amount of the then Outstanding Notes.

        SECTION 6.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been deter mined adversely to the Trustee or to such Holder, then and in every such case the Issuers, any other obligor upon the Notes, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

        SECTION 6.13. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

        SECTION 6.14. Waiver of Stay, Extension or Usury Laws. The Issuers covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other similar law wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the Issuers from paying all or any portion of the principal of (or premium, if any) or interest on the Notes contemplated herein or in the Notes or that may affect the covenants or the performance of this Indenture; and the Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.



                                    ARTICLE 7
                                   THE TRUSTEE

        SECTION 7.01. Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default,

             (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

             (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

       (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

       (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that (i) this paragraph does not limit the effect of Section 7.01(a); (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.06.

       (d) The Trustee may refuse to perform any duty or exercise any right or power or expend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

       (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of Sections 7.01 and 7.03 hereof.

        SECTION 7.02. Notice of Defaults. (a) Within 90 days after the occurrence of any Default, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Register, notice of such Default hereunder known to the Trustee unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, premium (if any) or interest on, any Note, the Trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of Responsible Officers of the Trustee determines that the withholding of such notice is not opposed to the interests of the Holders.

        (b) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any event or of any Default (except default in the payment of monies to the Trustee which are required to be paid to the Trustee on or before a specified date or within a specified time after receipt by the Trustee of a notice or a certificate which was in fact received), unless the Trustee shall receive from an Issuer or a Holder a notice stating that the same has occurred and is continuing, and specifying the same, and in the absence of such notice the Trustee may conclusively assume that the same does not exist, except as aforesaid.

        SECTION 7.03. Certain Rights of Trustees. (a) Subject to the provisions of Section 7.01:

             (i) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

             (ii) any request or direction of the Issuers mentioned herein shall be sufficiently evidenced by an Issuer Request or an Issuer Order thereof, and any resolution of any Person's board of directors shall be sufficiently evidenced if certified by an Officer of such Person as having been duly adopted and being in full force and effect on the date of such certificate;

             (iii) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon the Officer's Certificates of the Issuers;

             (iv) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

             (v) in case an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against any loss, liability or expense which might be incurred by it in compliance with such request or direction;

             (vi) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document; and

             (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

        SECTION 7.04. Not Responsible for Recitals or Issuance of Notes. (a) The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuers, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Issuers in connection with the registration of any Notes issued hereunder are and will be true and accurate subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Issuers of the Notes or the proceeds thereof.

        SECTION 7.05. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers' use of the proceeds from the Notes, it shall not be responsible for any statement in the offering memorandum for the Notes or in the Indenture or the Notes (other than its certificate of authentication), the acts of a prior Trustee hereunder, or the determination as to which beneficial owners are entitled to receive any notices hereunder.

        SECTION 7.06. May Hold Notes. (a) The Trustee, any Authenticating Agent, any Paying Agent, any Registrar or any other agent of the Issuers, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Section 7.09 and Section 7.14, may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Registrar or such other agent.

        SECTION 7.07. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuers.

        SECTION 7.08.  Compensation and Reimbursement. The Issuers agree:

        (a) to pay to the Trustee from time to time such compensation as the Issuers and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

        (b) to  reimburse  the  Trustee  upon  its  request  for all  reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

        (c) to indemnify the Trustee for, and to hold it harmless against, any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

        The Issuers' payment obligations pursuant to this Section 7.08 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(g) or 6.01(h), the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

        SECTION 7.09. Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such conflicting interest, apply to the SEC for permission to continue as Trustee with such conflicting interest, or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Original Notes and Additional Notes, or a trustee under any other indenture between the Issuers and the Trustee.

        SECTION 7.10. Corporate Trustee Required; Eligibility. (a) There shall at all times be one (and only one) Trustee hereunder. The Trustee shall be a Person that is eligible pursuant to the TIA to act as such and has a combined capital and surplus of at least $100,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section
7.10 and to the extent permitted by the TIA, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

        SECTION 7.11. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 7.12.

        (b) The Trustee may resign at any time by giving written notice thereof to the Issuers. If the instrument of acceptance by a successor Trustee required by Section 7.12 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Issuers.

        If at any time:

             (i) the Trustee shall fail to comply with Section 7.09 after written request therefor by the Issuers or by any Holder who has been a bona fide Holder for at least six months, or

             (ii) the Trustee shall cease to be eligible under Section 7.10 and shall fail to resign after written request therefor by the Issuers or by any such Holder, or

             (iii) the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Issuers may remove the Trustee, or (B) subject to Section 6.11, any Holder who has been a bona fide Holder for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

       (d) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuers shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 7.12. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Issuers and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of
Section 7.12, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Issuers. If no successor Trustee shall have been so appointed by the Issuers or the Holders and accepted appointment in the manner required by Section 7.12, then, subject to Section 6.11, any Holder who has been a bona fide Holder for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

       (e) The Issuers shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.10. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

        SECTION 7.12. Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuers and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Issuers or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

       (b) Upon request of any such successor Trustee, the Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to above.

       (c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 7.

        SECTION 7.13. Merger, Conversion, Consolidation or Succession to Business. (a) Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this
Article 7, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

        SECTION 7.14. Preferential Collection of Claims Against the Issuers. (a) If and when the Trustee shall be or become a creditor of the Issuers (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Issuers (or any such other obligor).

        SECTION 7.15. Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent acceptable to the Issuers to authenticate the Notes. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer, a copy of which instrument shall be promptly furnished to the Issuers. Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication (or execution of a certificate of authentication) by the Trustee includes authentication (or execution of a certificate of authentication) by such Authenticating Agent. An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.



                                    ARTICLE 8
              HOLDERS' LIST AND REPORTS BY TRUSTEE AND THE ISSUERS

        SECTION 8.01. The Issuers to Furnish Trustee Names and Addresses of Holders. (a) The Issuers will furnish or cause to be furnished to the Trustee

             (i) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

             (ii) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuers of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Registrar, no such list need be furnished pursuant to this Section 8.01.

        SECTION 8.02.  Preservation of Information;  Communications  to Holders.
(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list, if any, furnished to the Trustee as provided in Section 8.01 and the names and addresses of Holders received by the Trustee in its capacity as Registrar; provided, however, that if and so long as the Trustee shall be the Registrar, the Register shall satisfy the requirements relating to such list. None of the Issuers, the Trustee or any other Person shall be under any responsibility with regard to the accuracy of such list. The Trustee may destroy any list furnished to it as provided in Section 8.01 upon receipt of a new list so furnished.

       (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by the TIA.

       (c) Every Holder, by receiving and holding the same, agrees with the Issuers and the Trustee that neither the Issuers nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the TIA.

        SECTION 8.03. Reports by Trustee. (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto. A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which any Notes are listed, with the SEC and with the Issuers. The Issuers will notify the Trustee when any Notes are listed on any stock exchange and of any delisting thereof.



                                    ARTICLE 9
                         AMENDMENT, SUPPLEMENT OR WAIVER

        SECTION 9.01. Without Consent of the Holders. (a) Without the consent of any Holder, the Issuers and the Trustee may enter into one or more indentures supplemental hereto, for any of the following purposes:

            (i)   to cure any ambiguity, omission, defect or inconsistency,

            (ii) to provide for the assumption by a successor of the obligations of an Issuer under this Indenture,

            (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided that the uncertified Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code,

             (iv) to add Subsidiary Guarantees with respect to the Notes, to secure the Notes, to confirm and evidence the release, termination or discharge of any Subsidiary Guaranty or Lien with respect to or securing the Notes when such release, termination or discharge is provided for under this Indenture,

             (v) to add to the covenants of the Issuers for the benefit of the Holders or to surrender any right or power conferred upon the Issuers,

             (vi) to provide for or confirm the issuance of Additional Notes,

             (vii) to make any change that does not adversely affect the rights of any Holder under the Notes or this Indenture, or

             (viii) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA or otherwise.

        SECTION 9.02. With Consent of Holders. (a) Subject to Section 6.07, the Issuers, the Trustee and (if applicable) any Subsidiary Guarantor may amend or supplement this Indenture or the Notes with the written consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes), and any past Default or compliance with any provisions may also be waived with the written consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

       (b) Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.04, may not (with respect to any Notes held by a nonconsenting Holder):

             (i) reduce the amount of Notes whose holders must consent to an amendment,

             (ii) reduce the rate of or extend the time for payment of interest on any Note,

             (iii) reduce the principal or extend the Stated Maturity of any Note,

             (iv) reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed

             (v) make any Note payable in money other than that stated in the Note,

             (vi) impair the right of any holder of the Notes to receive payment of principal of and interest on such holder's Notes, on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes,

             (vii) make any change in the amendment provisions which require each holder's consent or in the waiver provisions,

             (viii) make any change to Article 14 of the Indenture that would adversely affect the Noteholders or

             (ix) make any change in any Subsidiary Guaranty that would adversely affect the Noteholders.

provided that no modification or change may be made to any provision of this Indenture adversely affecting the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or their Representative) consent to such modification or change.

       (c) It shall not be necessary  for the consent of the Holders  under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

       (d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers shall mail to the Holders of each Note affected thereby, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental indenture or the effectiveness of any such amendment, supplement or waiver.

        SECTION 9.03. Execution of Amendments, Supplements or Waivers. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel to the effect that the execution of such amendment, supplement or waiver has been duly authorized, executed and delivered by the Issuers and that, subject to applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws now or hereinafter in effect affecting creditors' rights or remedies generally and the general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding at law or at equity, such amendment, supplement or waiver is a valid and binding agreement of the Issuers, enforceable against it in accordance with its terms.

        SECTION 9.04. Revocation and Effect of Consents. (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Note or any Note that evidences all or any part of the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph of this Section 9.04, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note by notice to the Trustee or the Issuers received by the Trustee or the Issuers, as the case may be, before the date on which the Trustee receives an Officer's Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver as set forth in Section 1.08.

       (b) After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (i) through (viii) of the second paragraph of Section 9.02. In that case, the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of such Note or any Note that evidences all or any part of the same debt as the consenting Holder's Note.

        SECTION 9.05. Conformity with TIA. (a) Every amendment or supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect.

        SECTION 9.06. Notation on or Exchange of Notes. (a) If an amendment, supplement or waiver changes the terms of a Note, the Trustee shall (if required by the Issuers and in accordance with the specific direction of the Issuers) request the Holder to deliver its Note to the Trustee. The Trustee shall (if required by the Issuers and in accordance with the specific direction of the Issuers) place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.



                                   ARTICLE 10
                               REDEMPTION OF NOTES

        SECTION  10.01.  Right of  Redemption.  (a)  Except as set forth in this
Section 10.01, the Notes will not be redeemable at the option of the Issuers prior to February 15, 2004. Thereafter, the Notes will be redeemable, at the option of the Issuers, in whole or in part, at any time or from time to time on and prior to maturity. Such redemption may be made upon notice mailed by first-class mail to each Holder's registered address in accordance with Section
10.05. The Notes will be so redeemable at the following Redemption Prices (expressed as a percentage of principal amount on the relevant Redemption Date), plus accrued and unpaid interest, if any, to the relevant Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on February 15 of the years set forth below:



                                                           REDEMPTION
YEAR                                                          PRICE
------                                                    -------------
2004...........................................             105.1250%
2005...........................................             103.4167%
2006...........................................             101.7083%
2007 and thereafter............................             100.0000%

       (b) In addition, at any time and from time to time prior to February 15, 2002, the Issuers at their option may redeem the Notes in an aggregate principal amount equal to up to 35% of the original aggregate principal amount of the Notes, with the aggregate proceeds of one or more Qualified Public Equity Offerings, at a Redemption Price (expressed as a percentage of principal amount on the relevant Redemption Date) of 110.25% plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that (i) an aggregate principal amount of the Notes equal to at least 65% of the aggregate principal amount of the Notes ever issued under this Indenture must remain Outstanding and be held, directly or indirectly by Persons other than the Company and its Affiliates, immediately after each such redemption and (ii) such redemption shall occur within 60 days of the date of the closing of the applicable Qualified Public Equity Offering.

        SECTION 10.02. Applicability of Article. Redemption or purchase of Notes as permitted by Section 10.01 shall be made in accordance with this
Article 10.

        SECTION 10.03. Election to Redeem; Notice to Trustee. In case of any redemption at the election of the Issuers of less than all of the Notes, the Issuers shall, at least 30 days prior to the Redemption Date initially fixed by the Issuers (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed.

        SECTION 10.04. Selection by Trustee of Notes to Be Redeemed. In the case of any partial redemption, selection of the Notes for redemption will be made not more than 60 days prior to the Redemption Date by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less shall be redeemed in part; provided that, in the case of any partial redemption of any Global Note, selection for redemption will be made by the Depositary in accordance with the procedures of the Depositary therefor.

       (a) The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the portion of the principal amount thereof to be redeemed. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption.

       (b) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal of such Note that has been or is to be redeemed.

        SECTION 10.05. Notice of Redemption. (a) Notice of redemption or purchase as provided in Section 10.01 shall be deemed to have been given upon the mailing by first class mail, postage prepaid, of such notice to each Holder of Notes to be redeemed, at its registered address as recorded in the Register, not later than 30 nor more than 60 days prior to the Redemption Date.

        Any such notice shall state:

             (i)   the expected Redemption Date,

             (ii)   the Redemption Price,

             (iii) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Notes to be redeemed,

             (iv) that on the Redemption Date the Redemption Price will become due and payable upon each such Note, and that, unless the Issuers default in making such redemption payment or any Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest thereon shall cease to accrue from and after said date,

             (v) the place where such Notes are to be surrendered for payment of the Redemption Price and the name and address of the Paying Agent or Paying Agents,

             (vi) the CUSIP and other security identification numbers, if any, subject to Section 3.12 hereof, and

             (vii) the section of this Indenture pursuant to which the Notes are to be redeemed.

        (b) Notice of such redemption or purchase of Notes to be so redeemed or purchased at the election of the Issuers shall be given by the Issuers or, at the written request of the Issuers delivered at least five Business Days prior to the date proposed for the mailing of such notice, by the Trustee in the name and at the expense of the Issuers; provided that such notice to the Trustee may be revoked by the Issuers by written notice delivered to the Trustee prior to the date proposed for the mailing of the notice of such redemption to the Holders.

        (c) The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

        SECTION 10.06. Deposit of Redemption Price. (a) On or prior to 10:00 a.m., New York City time on any Redemption Date, the Issuers shall deposit with the Trustee or with a Paying Agent (or, if the Issuers is acting as its own Paying Agent, the Issuers shall segregate and hold in trust as provided in
Section 4.03) an amount of money sufficient to pay the Redemption Price of, and any accrued and unpaid interest on, all the Notes or portions thereof which are to be redeemed on that date.

        SECTION 10.07. Notes Payable on Redemption Date. (a) Notice of redemption having been given as provided in this Article 10, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price herein specified and from and after such date (unless Issuers shall default in the payment of the Redemption Price or any Paying Agent is prohibited from paying the Redemption Price pursuant to the terms of this Indenture) such Notes shall cease to bear interest. Upon surrender of such Notes for redemption in accordance with such notice, such Notes shall be paid by the Issuers at the Redemption Price. Installments of interest whose Interest Payment Date is on or prior to the Redemption Date shall be payable to the Holders of such Notes registered as such on the relevant Regular Record Dates according to their terms and the provisions of Section 3.07.

       (b) On and after any Redemption Date, if money sufficient to pay the Redemption Price of and any accrued and unpaid interest on Notes called for redemption shall have been made available in accordance with Section 10.06, the Notes (or the portions thereof) called for redemption will cease to accrue interest and the only right of the Holders of such Notes (or portions thereof) will be to receive payment of the Redemption Price of, and subject to the last sentence of Section 10.07(a), any accrued and unpaid interest on such Notes (or portions thereof) to the Redemption Date. If any Note (or portion thereof) called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Note (or portion thereof).

        SECTION 10.08. Notes Redeemed in Part. Any Note that is to be redeemed only in part shall be surrendered at a Place of Payment (with, if the Issuers or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuers and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Issuers shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.



                                   ARTICLE 11
                           SATISFACTION AND DISCHARGE

        SECTION 11.01. Satisfaction and Discharges of Indenture. (a) This Indenture shall cease to be of further effect (except as to any surviving rights of transfer or exchange of Notes herein provided for), and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

             (i)   either

                  (A) all Notes  theretofore  authenticated and delivered (other than (y) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.06, and (z) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust, as provided in Section 4.03) have been delivered to the Trustee canceled or for cancellation; or

                  (B) all such Notes not  theretofore  delivered  to the Trustee canceled or for cancellation

                       (x) have become due and payable, or

                         (y) will  become  due  and  payable  at  their  Stated
                      Maturity within one year, or

                         (z) are to be called  for  redemption  within  one year
                      under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers,

             (ii) the Issuers have irrevocably deposited or caused to be deposited with the Trustee an amount in United States dollars, U.S. Government Obligations, or a combination thereof, sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee canceled or for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes that have become due and payable), or to the Stated Maturity or Redemption Date, as the case may be;

             (iii) the Issuers have paid or caused to be paid all other sums then payable hereunder by the Issuers; and

             (iv) the Issuers have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each to the effect that all conditions precedent provided for in this Section 11.01 relating to the satisfaction and discharge of this Indenture have been complied with; provided that any such counsel may rely on any Officer's Certificate as to matters of fact (including as to compliance with the foregoing clauses (i), (ii) and (iii)).

       (b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuers to the Trustee under Section 7.08 and, if money shall have been deposited with the Trustee pursuant to clause (ii) of Section 11.01(a), the obligations of the Trustee under Section 11.02, shall survive.

        SECTION 11.02. Application of Trust Money. Subject to the provisions of the last paragraph of Section 4.03, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law.



                                   ARTICLE 12
                       DEFEASANCE AND COVENANT DEFEASANCE

        SECTION 12.01. Option of the Issuers to Effect Defeasance or Covenant Defeasance. The Issuers may at their option by a Board Resolution, at any time, elect to have either Section 12.02 or Section 12.03 applied to the Outstanding Notes upon compliance with the conditions set forth below in this Article 12. Upon compliance with such conditions, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee.

        SECTION 12.02. Legal Defeasance and Discharge. Upon the exercise by the Issuers under Section 12.01 of the option applicable to this Section 12.02, the Issuers shall be deemed to have been discharged from any and all Obligations with respect to all Outstanding Notes (and any Subsidiary Guarantor will be discharged from any and all Obligations in respect of its Subsidiary Guarantee) on the date which is the 123rd day after the deposit referred to in Section 12.04(a); provided that all of the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 12.05 hereof and the other Sections of this Indenture referred to in clauses (i) and (ii) of this
Section 12.02, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of Outstanding Notes to receive solely from the trust fund described in Section 12.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the obligations of the Issuers with respect to such Notes under Sections 1.06, 2.03, 3.03, 3.04, 3.05, 3.06, 3.13, 3.14, 4.01, 4.02, 4.03 and 12.05 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee's rights under Section 7.08 hereof, and the obligations of the Issuers in connection therewith and with this Article 12. Subject to compliance with this Article 12, the Issuers may exercise their option under this Section 12.02 notwithstanding the prior exercise of their option under Section 12.03 hereof with respect to the Notes.

        SECTION 12.03. Covenant Defeasance. Upon the exercise by the Issuers under Section 12.01 of the option applicable to this Section 12.03, the Issuers shall be released from their obligations under the covenants contained in Sections 4.04, 4.06 through 4.14 and clause (iii) of Section 5.01 hereof with respect to the Outstanding Notes and no Default under Section 6.01(e), (f) or
(i) and, with respect to any Subsidiary, (g) or (h), shall thereafter constitute a Default or Event of Default on the date which is the 123rd day after the deposit referred to in Section 12.04(a); provided that all of the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed
Outstanding for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(c) or (d), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

        SECTION 12.04.  Conditions  to  Legal  or  Covenant  Defeasance.   The
following  shall be the  conditions to application  of either Section  12.02  or
Section 12.03 to the Outstanding Notes:

        (a) the Issuers have deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (i) the principal of, premium, if any, and accrued interest on the Notes when such payments are in accordance with the terms of this Indenture and the Notes or (ii) accrued interest on the Notes through a scheduled redemption date and the principal of, and premium on the Notes on such redemption date; provided that, at the time of deposit, the Issuers irrevocably authorize the Trustee to issue a timely notice of redemption and to take such other steps reasonably requested by the Trustee to ensure that such redemption will be effectuated;

        (b) in the case of an election under Section 12.02, the Issuers have delivered to the Trustee (i) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for Federal income tax purposes as a result of the exercise by the Issuers of their option under this Article 12 and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable Federal income tax law after the date of this Indenture such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and
(ii) an Opinion of Counsel to the effect that, as a result of the creation of the defeasance trust, the Issuers will not be required to register under the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

        (c) in the case of an election under Section 12.03, the delivery by the Issuers to the Trustee of (i) an Opinion of Counsel to the effect that, among other things, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (ii) an Opinion of Counsel to the effect that, as a result of the creation of the defeasance trust, the Issuers will not be required to register under the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of
Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

       (d) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Issuers are a party or by which the Issuers are bound;

       (e) if at such time the Notes are listed on a national securities exchange, the Issuers have delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge;

       (f) the Issuers shall have delivered to the Trustee Officer's Certificates stating that the deposit made by the Issuers pursuant to their election under Sections 12.02 or 12.03 was not made by the Issuers with the intent of preferring the Holders over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

       (g) the Issuers shall have delivered to the Trustee Officer's Certificates and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section
12.02 or the Covenant Defeasance under Section 12.03 (as the case may be) have been complied with as contemplated by this Section 12.04.

        SECTION 12.05. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions. Subject to Section 12.06, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 12.04 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal of, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

        The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the money or U.S. Government Obligations deposited pursuant to Section 12.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

        Anything in this Article 12 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or U.S. Government Obligations held by it as provided in
Section 12.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section
12.04(a) hereof), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

        SECTION 12.06. Repayment to Issuers. Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuers on their written request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

        SECTION 12.07. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section
12.02 or 12.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Issuers under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.02 or 12.03 until such time as the Trustee or Paying Agent is permitted to apply all such amounts in accordance with Section 12.02 or
12.03 hereof, as the case may be; provided, however, that, if the Issuers makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its Obligations, the Issuers shall be subrogated to the rights of the Holder of such Note to receive such payment from the amounts held by the Trustee or Paying Agent.



                                   ARTICLE 13
                              SUBSIDIARY GUARANTEES

        SECTION 13.01. The Guarantees. (a) Except as specified in clause (b) below and subject to the provisions of this Article 13, each Subsidiary Guarantor hereby irrevocably and unconditionally guarantees (the "Guaranteed Amount"), jointly and severally, on an unsecured senior subordinated basis, the full and punctual payment (whether at Stated Maturity, upon acceleration, optional redemption, upon repurchase following a Change of Control Offer or an Excess Proceeds Offer or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, each Note provided for under this Indenture, and the full and punctual payment of all other amounts payable by the Issuers under this Indenture. Upon failure by the Issuers to pay punctually any such amount, each Subsidiary Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Indenture.

       (b) Prior to the date when RC/Arby's existing notes have been redeemed (the "Redemption Date"), the Guaranteed Amount with respect to RC/Arby's and each of its Domestic Restricted Subsidiaries shall be zero. On the redemption date, the Guaranteed Amount with respect to RC/Arby's and each of its Domestic Restricted Subsidiaries shall automatically, and without the need for further action, be the amounts described in clause (a).

        SECTION 13.02. Guaranty Unconditional. The obligations of the Subsidiary Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

       (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Issuers under this Indenture or any Note, by operation of law or otherwise;

       (b) any modification or amendment of or supplement to this Indenture or any Note; provided that any such modification which increases the obligations of each Subsidiary Guarantor hereunder shall not be effective as to such Subsidiary Guarantor without its consent;

       (c) any change in the corporate existence, structure or ownership of any Issuer, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Issuer or its assets or any resulting release or discharge of any obligation of an Issuer contained in this Indenture or any Note;

       (d) the existence of any claim, set-off or other rights which the Subsidiary Guarantors may have at any time against any Issuer, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

       (e) any invalidity or unenforceability relating to or against the Issuers for any reason of this Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Issuers of the principal of or interest on any Note or any other amount payable by the Issuers under this Indenture; or

       (f) any other act or omission to act or delay of any kind by the Issuers, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Subsidiary Guarantor's obligations hereunder.

        SECTION 13.03. Discharge; Reinstatement. The Subsidiary Guarantors' obligations hereunder shall remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Issuers under this Indenture shall have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Issuers under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of an Issuer or otherwise, the Subsidiary Guarantors' obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

        SECTION 13.04. Waiver by the Subsidiary Guarantors. The Subsidiary Guarantors irrevocably waive acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Issuer or any other Person.

        SECTION 13.05. Subrogation and Contribution. Upon making any payment with respect to any obligation of the Issuers under this Article 13, the Subsidiary Guarantor making such payment shall be subrogated to the rights of the payee against the Issuers with respect to such obligation; provided that such Subsidiary Guarantor shall not enforce either (i) any right to receive payment by way of subrogation against the Issuers or against any direct or indirect security for such obligation, or any other right to be reimbursed, indemnified or exonerated by or for the account of the Issuers in respect thereof or (ii) any right to receive payment, in the nature of contribution or for any other reason, from any other Subsidiary Guarantor with respect to such payment, in each case so long as any amount payable by the Issuers hereunder or under the Notes remains unpaid.

        SECTION 13.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Issuers under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of any Issuer, all such amounts otherwise subject to acceleration under the terms of this Indenture shall nonetheless be payable by the Subsidiary Guarantors hereunder forthwith on demand by the Trustee or the Holders.

        SECTION 13.07. Subordination. Each Subsidiary Guarantor's Obligations under its Subsidiary Guarantee shall be junior and subordinated in right of payment to any Senior Indebtedness of such Subsidiary Guarantor in the same manner and to the same extent as the Notes are subordinated to Senior Indebtedness of the Issuers pursuant to Article 14.

        SECTION 13.08. Limits of Guarantees. Notwithstanding anything to the contrary in this Article 13, each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guaranty of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor under its Subsidiary Guaranty and this Article 13 shall be limited to the maximum amount that would not render such Subsidiary Guarantor's obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.

        SECTION 13.09. Execution and Delivery of Note Guarantee. To evidence its Subsidiary Guarantee set forth in Section 13.01, each Subsidiary Guarantor hereby agrees that this Indenture (or a supplemental indenture in the form of Exhibit B hereto) shall be executed on behalf of such Subsidiary Guarantor by one of its Officers.

        The signature of an Officer of a Subsidiary Guarantor on the Indenture shall bind such Subsidiary Guarantor, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of any Note or did not hold such office at the date of such Note.

        The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.



                                   ARTICLE 14
                                  SUBORDINATION

        SECTION 14.01. Agreement to Subordinate. The Issuers and the Subsidiary Guarantors agree, and each Holder by accepting a Note agrees, any provision of this Indenture or the Note to the contrary notwithstanding, that all obligations owed under and in respect of the Notes and the Subsidiary Guarantees are subordinated in right of payment, to the extent and in the manner provided in this Article 14, to the prior payment in full of all Senior Indebtedness of the Issuers and the Subsidiary Guarantors, and that the subordination of the Notes and the Subsidiary Guarantees pursuant to this Article 14 is for the benefit of all holders of all Senior Indebtedness of the Issuers and Subsidiary Guarantors whether outstanding on the Closing Date or incurred thereafter. For purposes of this Article, "payment in full", as used with respect to Senior Indebtedness, means the payment of cash.

        SECTION 14.02. Liquidation; Dissolution; Bankruptcy. Upon any payment or distribution of the assets of an Issuer or Subsidiary Guarantor upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to such Issuer or its property, the holders of Senior Indebtedness of such Issuer or Subsidiary Guarantor will be entitled to receive payment in full of such Senior Indebtedness before the Noteholders are entitled to receive any payment from such Issuer, and until such Senior Indebtedness is paid in full, any payment or distribution to which Noteholders would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear except that Noteholders may receive shares of stock (other than any shares of stock which, by their terms or the terms of any security into which they are convertible or for which they are exchangeable, or upon the happening of any event, mature or are mandatorily redeemable or are redeemable at the option of the holder thereof, in whole or in part) and any debt securities that are subordinated to such Senior Indebtedness to at least the same extent as the Notes; provided that such stock and debt securities are provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy, insolvency or other similar law. If a distribution is made toNoteholders that, due to the subordination provisions, should not have been made to them, such Noteholders are required to hold it in trust for the holders of the relevant Senior Indebtedness and pay it over to them as their interests may appear.

        SECTION 14.03. Default on Designated Senior Indebtedness. (a) No direct or indirect payment, deposit or distribution of any kind or character, whether in cash, property or securities (including any payment made to the Holders under the terms of Indebtedness subordinated to the Notes), may be made by set-off or otherwise, by or on behalf of an Issuer or Subsidiary Guarantor of principal of, premium (if any) or interest on, or any other obligation in respect of, the Notes or the Subsidiary Guarantees, whether pursuant to the terms of the Notes or upon acceleration, by way of repurchase, redemption, defeasance or otherwise (the making of all such payments, deposits and distributions being referred to herein, individually and collectively, as to, "Pay the Notes") if any Designated Senior Indebtedness of such Issuer or Subsidiary Guarantor is not paid when due, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, unless the default has been cured or waived and any acceleration resulting therefrom has been rescinded or such Designated Senior Indebtedness has been paid in full. However, such Issuer or Subsidiary Guarantor may pay the Notes without regard to the foregoing if it and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness with respect to which the events set forth in the immediately preceding sentence have occurred and is continuing. During the continuance of any Default (other than a Default described in the second preceding sentence) with respect to any Designated Senior Indebtedness of an Issuer or Subsidiary Guarantor pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or upon the expiration of any applicable grace periods, such Issuer or Subsidiary Guarantor may not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to such Issuer) of written notice (a "Blockage Notice") of such default from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and such Issuer from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice is no longer continuing or (iii) because such Designated Senior Indebtedness has been repaid in full). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions described in the first sentence of this Section 14.03), unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, such Issuer or Subsidiary Guarantor may resume payments on the Notes after the end of such Payment Blockage Period. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period.

        To the extent any payment of Senior Indebtedness (whether by or on behalf of the Issuers or the Subsidiary Guarantors, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Indebtedness is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Senior Indebtedness for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

       (b)  Notwithstanding  anything to the  contrary in Section  14.02 or this
Section 14.03, Holders may continue to receive payments from any trust established pursuant to Section 12.04 prior to occurrence of an event prohibiting payment of or on the Notes.

        SECTION 14.04. When Distributions Must Be Paid Over. If any Issuer or Subsidiary Guarantor shall make any payment to the Trustee on account of the principal of, or premium, if any, or interest on, the Notes, or the Holders shall receive from any source any payment on account of the principal of, premium, if any, or interest on, the Notes or any obligation in respect of the Notes, at a time when such payment is prohibited by this Article 14, the Trustee or such Holders shall hold such payment in trust for the benefit of, and shall pay over and deliver to, the holders of the Senior Indebtedness of such Issuer or Subsidiary Guarantor (pro rata as to each of such holders on the basis of the respective amounts of such Senior Indebtedness held by them) or their Representative, as their respective interests may appear, for application to the payment of all outstanding Senior Indebtedness of such Issuer or Subsidiary Guarantor until all such Senior Indebtedness has been paid in full, after giving effect to all other payments or distributions to, or provisions made for, the holders of Senior Indebtedness of such Issuer or Subsidiary Guarantor.

        With respect to the holders of Senior Indebtedness of the Issuers and Subsidiary Guarantors, the Trustee undertakes to perform only such obligations on its part as are specifically set forth in this Article 14, and no implied covenants or obligations with respect to any holders of the Senior Indebtedness of the Issuers and the Subsidiary Guarantors shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of the Senior Indebtedness of the Issuers and the Subsidiary Guarantors, and shall not be liable to any holders of such Senior Indebtedness if the Trustee shall pay over or distribute to, or on behalf of, Holders, the Issuers, Subsidiary Guarantors or any other Person, money or assets to which any holders of such Senior Indebtedness are entitled pursuant to this Article 14, except if such payment is made at a time when a Responsible Officer has actual knowledge that the terms of this Article 14 prohibit such payment.

        SECTION 14.05. Notice. Neither the Trustee nor the Paying Agent shall at any time be charged with the knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee or Paying Agent under this Article 14 unless and until the Trustee or Paying Agent shall have received written notice thereof from an Issuer, a Subsidiary Guarantor or one or more holders of the Senior Indebtedness of an Issuer or Subsidiary Guarantor or a representative of any holders of such Senior Indebtedness; and, prior to the receipt of any such written notice, the Trustee or Paying Agent shall be entitled to assume conclusively that no such facts exist; provided that if a Responsible Officer of the Trustee shall not have received the notice provided for in this Section 14.05 at least one Business Day prior to the date such payment is due pursuant to the terms hereof, then, notwithstanding anything herein to the contrary, the Trustee shall have full power and authority to make such payment and shall not be affected by any notice to the contrary which may be received by it within one Business Day prior to such date (it being understood that nothing contained in this Section 14.05 shall limit the rights of the holders of the Senior Indebtedness of the Issuers and the Subsidiary Guarantors to recover any payment pursuant to Section 14.04). The Trustee shall be entitled to rely on the delivery to it of written notice by a Person representing itself to be a holder of the Senior Indebtedness of an Issuer or a Subsidiary Guarantor (or a Representative thereof) to establish that such notice has been given. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness of an Issuer or any Subsidiary Guarantor to participate in any payment or distribution pursuant to this Article, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such person pursuant to the terms of this Indenture pending judicial determination as to the rights of such person to receive such payment.

        The Issuers and the Subsidiary Guarantors shall promptly notify the Trustee and the Paying Agent in writing of any facts they know that would cause a payment of principal of, premium, if any, or interest on, the Notes or any other obligation in respect of the Notes to violate this Article 14, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness of the Issuers and the Subsidiary Guarantors provided in this Article 14 or the rights of holders of such Senior Indebtedness under this
Article 14.

        SECTION 14.06. Subrogation. After all Senior Indebtedness of the Issuers and the Subsidiary Guarantors has been paid in full and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of such Senior Indebtedness. A distribution made under this
Article 14 to holders of the Senior Indebtedness of the Issuers and the Subsidiary Guarantors that otherwise would have been made to Holders is not, as between the relevant Issuer or Subsidiary Guarantor and the Holders, a payment by such relevant Issuer or Subsidiary Guarantor on its Senior Indebtedness.

        SECTION 14.07. Relative Rights. This Article 14 defines the relative rights of Holders and holders of the Senior Indebtedness of the Issuers and the Subsidiary Guarantors. Nothing in this Indenture shall: (1) impair, as between the Issuers and the Subsidiary Guarantors and Holders, the obligations of the Issuers and the Subsidiary Guarantors, which are absolute and unconditional, to pay principal of, premium, if any, and interest on the Notes in accordance with their terms; (2) affect the relative rights of Holders and the creditors of the relevant Issuer or Subsidiary Guarantor other than their rights in relation to holders of the Senior Indebtedness of the relevant Issuer or Subsidiary Guarantor; or (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of the Senior Indebtedness to receive distributions and payments otherwise payable to Holders.

        The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article 14 shall not be construed as preventing the occurrence of an Event of Default under Section 6.01.

        SECTION 14.08. The Issuers, Subsidiary Guarantors and Holders May Not Impair Subordination. (a) No right of any holder of the Senior Indebtedness of an Issuer or any Subsidiary Guarantor to enforce the subordination as provided in this Article 14 shall at any time or in any way be prejudiced or impaired by any act or failure to act by the relevant Issuer or Subsidiary Guarantor or by any noncompliance by the relevant Issuer or Subsidiary Guarantor with the terms, provisions and covenants of this Indenture or the Notes or any other agreement regardless of any knowledge thereof with which any such holder may have or be otherwise charged.

       (b) Without in any way limiting Section 14.08(a), the holders of any Senior Indebtedness of an Issuer or a Subsidiary Guarantor may, at any time and from time to time to the extent not otherwise prohibited by this Indenture, without the consent of or notice to any Holders, without incurring any liabilities to any Holder and without impairing or releasing the subordination and other benefits provided in this Indenture or the Holders' obligations to the holders of such Senior Indebtedness, even if any Holder's right of reimbursement or subrogation or other right or remedy is affected, impaired or extinguished thereby, do any one or more of the following: (i) amend, renew, exchange, extend, modify, increase or supplement in any manner such Senior Indebtedness or any instrument evidencing or guaranteeing or securing such Senior Indebtedness or any agreement under which such Senior Indebtedness is outstanding (including, but not limited to, changing the manner, place or terms of payment or changing or extending the time of payment of, or renewing, exchanging, amending, increasing or altering, (A) the terms of such Senior Indebtedness, (B) any security for, or any Guarantee of, such Senior Indebtedness, (C) any liability of any obligor on such Senior Indebtedness (including any guarantor) or any liability incurred in respect of such Senior Indebtedness); (ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any property pledged, mortgaged or otherwise securing such Senior Indebtedness or any liability of any obligor thereon, to such holder, or any liability incurred in respect thereof; (iii) settle or compromise any such Senior Indebtedness or any other liability of any obligor of such Senior Indebtedness to such holder or any security therefor or any liability incurred in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, payment of any of the Senior Indebtedness of the Issuers and Subsidiary Guarantors) in any manner or order; and (iv) fail to take or to record or otherwise perfect, for any reason or for no reason, any lien or security interest securing such Senior Indebtedness by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against any obligor or any guarantor or any other Person, elect any remedy and otherwise deal freely with any obligor and any security for such Senior Indebtedness or any liability of any obligor to the holders of such Senior Indebtedness or any liability incurred in respect of such Senior Indebtedness.

       (c) Each Holder by accepting a Note agrees not to compromise, release, forgive or otherwise discharge the obligations with respect to such Holder's Note unless holders of a majority of the outstanding amount of each class of Senior Indebtedness of the Issuers and Subsidiary Guarantors consent to such compromise, release, forgiveness or discharge.

        SECTION 14.09. Distribution or Notice to Representative. Whenever a distribution is to be made, or a notice given, to holders of Senior Indebtedness of an Issuer or Subsidiary Guarantor, the distribution may be made and the notice given to their Representative, if any. If any payment or distribution of the assets of an Issuer or Subsidiary Guarantor is required to be made to holders of any of the Senior Indebtedness of such Issuer or Subsidiary Guarantor pursuant to this Article 14, the Trustee and the Holders shall be entitled to rely upon any order or decree of any court of competent jurisdiction, or upon any certificate of a representative of such Senior Indebtedness or a custodian, in ascertaining the holders of such Senior Indebtedness entitled to participate in any such payment or distribution, the amount to be paid or distributed to holders of such Senior Indebtedness and all other facts pertinent to such payment or distribution or to this Article 14.

        SECTION 14.10. Rights of Trustee and Paying Agent. The Trustee or Paying Agent may continue to make payments on the Notes unless prior to any payment date it has received written notice of facts that would cause a payment of principal of, or premium, if any, or interest on, the Notes to violate this
Article 14. Only the Issuers, Subsidiary Guarantors, a Representative of Senior Indebtedness of an Issuer or a Subsidiary Guarantor, or a holder of Senior Indebtedness of an Issuer or a Subsidiary Guarantor that has no Representative may give such notice.

        To the extent permitted by the TIA, the Trustee in its individual or any other capacity may hold Indebtedness of the Issuers and Subsidiary Guarantors (including Senior Indebtedness) with the same rights it would have if it were not Trustee. Any agent of the Trustee may do the same with like rights.

        Nothing in this Article 14 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.08.

        SECTION 14.11. Authorization to Effect Subordination. Each Holder by its acceptance thereof authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 14, and appoints the Trustee as such Holder's attorney-in-fact for any and all such purposes (including, without limitation, the timely filing of a claim for the unpaid balance of the Note that such Holder holds in the form required in any insolvency or liquidation proceeding and causing such claim to be approved).

        If a proper claim or proof of debt in the form required in such proceeding is not filed by or on behalf of all Holders prior to 30 days before the expiration of the time to file such claims or proofs, then the holders or a Representative of any Senior Indebtedness of any Issuer or Subsidiary Guarantor is hereby authorized, and shall have the right (without any duty), to file an appropriate claim for and on behalf of the Holders.

        SECTION 14.12. Payment. A payment on account of or with respect to any Note shall include, without limitation, principal, premium or interest with respect to or in connection with any optional redemption or purchase provisions, any direct or indirect payment payable by reason of any other Indebtedness or obligation being subordinated to the Notes, and any direct or indirect payment or recovery on any claim as a Holder relating to or arising out of this Indenture or any Note, or the issuance of any Note, or the transactions contemplated by this Indenture or referred to herein.

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                    TRIARC CONSUMER PRODUCTS
                                         GROUP, LLC, as Issuer


                                    By: BRIAN L. SCHORR
                                        Title: Executive Vice President


                                    TRIARC BEVERAGE HOLDINGS CORP.,
                                    as Issuer


                                    By: BRIAN L. SCHORR
                                        Title: Executive Vice President


                                    MISTIC BRANDS, INC., as a Subsidiary
                                    Guarantor


                                    By: BRIAN L. SCHORR
                                        Title: Executive Vice President


                                    SNAPPLE BEVERAGE CORP., as a
                                    Subsidiary Guarantor


                                    By: BRIAN L. SCHORR
                                        Title: Executive Vice President


                                    SNAPPLE INTERNATIONAL CORP., as a
                                    Subsidiary Guarantor


                                    By: STUART I. ROSEN
                                        Title: Vice President and Secretary


                                    SNAPPLE WORLDWIDE CORP., as a
                                    Subsidiary Guarantor


                                    By: STUART I. ROSEN
                                        Title: Vice President and Secretary


                                    SNAPPLE FINANCE CORP., as a
                                    Subsidiary Guarantor


                                    By: STUART I. ROSEN
                                        Title: Vice President and Secretary


                                    PACIFIC SNAPPLE DISTRIBUTORS,
                                    INC., as a Subsidiary Guarantor


                                    By: STUART I. ROSEN
                                        Title: Vice President and Secretary


                                    MR. NATURAL, INC., as a Subsidiary
                                    Guarantor


                                    By: STUART I. ROSEN
                                        Title: Vice President and Secretary


                                    SNAPPLE CARIBBEAN CORP., as a
                                    Subsidiary Guarantor


                                    By: STUART I. ROSEN
                                        Title: Vice President and Secretary


                                    KELRAE, INC., as a Subsidiary Guarantor


                                    By: JOHN L. BARNES, JR.
                                        Title: President


                                    RC/ARBY'S CORPORATION, as a
                                    Subsidiary Guarantor


                                    By: CURTIS S. GIMSON
                                        Title: Senior Vice President, General
                                               Counsel and Secretary


                                    RCAC ASSET MANAGEMENT, INC., as a
                                    Subsidiary Guarantor


                                    By: FRANCIS T. MCCARRON
                                        Title: Senior Vice President - Taxes


                                    ARBY'S, INC., as a Subsidiary Guarantor


                                    By: STUART I. ROSEN
                                        Title: Vice President and Secretary


                                    ARBY'S BUILDING AND
                                    CONSTRUCTION CO., as a Subsidiary
                                    Guarantor


                                    By: STUART I. ROSEN
                                        Title: Vice President and Secretary


                                    TJ HOLDING COMPANY, INC., as a
                                    Subsidiary Guarantor


                                    By: STUART I. ROSEN
                                        Title: Vice President and Secretary


                                    ARBY'S RESTAURANT
                                    CONSTRUCTION COMPANY, as a
                                    Subsidiary Guarantor


                                    By: STUART I. ROSEN
                                        Title: Vice President and Secretary


                                    ARBY'S RESTAURANT
                                    DEVELOPMENT CORPORATION, as
                                    Subsidiary Guarantor


                                    By: STUART I. ROSEN
                                        Title: Vice President and Secretary


                                    ARBY'S RESTAURANT HOLDING
                                    COMPANY, as a Subsidiary Guarantor


                                    By: STUART I. ROSEN
                                        Title: Vice President and Secretary


                                    ARBY'S RESTAURANTS, INC., as a
                                    Subsidiary Guarantor


                                    By: STUART I. ROSEN
                                        Title: Vice President and Secretary


                                    ARBY'S RESTAURANT OPERATIONS
                                    COMPANY, as a Subsidiary Guarantor


                                    By: STUART I. ROSEN
                                        Title:  Vice President and Secretary


                                    RC-11, INC., as a Subsidiary Guarantor


                                    By: STUART I. ROSEN
                                        Title: Vice President and Secretary


                                    RC LEASING, INC., as a Subsidiary
                                    Guarantor


                                    By: STUART I. ROSEN
                                        Title: Vice President and Secretary


                                    ROYAL CROWN BOTTLING COMPANY
                                    OF TEXAS, as a Subsidiary Guarantor


                                    By: STUART I. ROSEN
                                        Title: Vice President and Secretary


                                    ROYAL CROWN COMPANY, INC., as a
                                    Subsidiary Guarantor


                                    By: STUART I. ROSEN
                                        Title: Vice President and Secretary


                                    RETAILER CONCENTRATE
                                    PRODUCTS, INC., as a Subsidiary
                                    Guarantor


                                    By: FRANCIS T. MCCARRON
                                        Title: Senior Vice President - Taxes


                                    TRIBEV CORPORATION, as a Subsidiary
                                    Guarantor


                                    By: FRANCIS T. MCCARRON
                                        Title: Senior Vice President - Taxes


                                    CABLE CAR BEVERAGE
                                    CORPORATION, as a Subsidiary Guarantor


                                    By: STUART I. ROSEN
                                        Title: Vice President and Secretary


                                    OLD SAN FRANCISCO SELTZER, INC.,
                                    as a Subsidiary Guarantor


                                    By: STUART I. ROSEN
                                        Title: Vice President and Secretary


                                    FOUNTAIN CLASSICS, INC., as a
                                    Subsidiary Guarantor


                                    By: STUART I. ROSEN
                                        Title: Vice President and Secretary


                                    THE BANK OF NEW YORK, as Trustee


                                    By: MARIE TRIMBOLI
                                        Title: Trustee

                         List of Omitted Schedules



EXHIBIT A - Form of Note
EXHIBIT B - Form of Supplemental Indenture
EXHIBIT C - Form of Certificate of Beneficial Ownership EXHIBIT D - Form of Regulation S Certificate EXHIBIT E - Form of Accredited Investor Certificate

The Registrant hereby agrees to furnish supplementaly a copy of any omitted schedule to the Securities and Exchange Commission upon its request.